================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             STYLES ON VIDEO, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             STYLES ON VIDEO, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JUNE 13, 1997

To the Stockholders of
Styles On Video, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Styles On Video, Inc. (the "Company") will be held at the Conejo Valley Masonic Hall, 2786 Crescent Way, Thousand Oaks, California 91360 on June 13, 1997, at 9:00 a.m. (local time), for the following purposes:

  (1)  To elect two Directors, each for a term of three years;

  (2) To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to effect a one-for-ten reverse stock split of the presently issued and outstanding shares of the Company's Common Stock;

  (3) To consider and vote upon a proposal to approve the Company's 1996 Incentive Stock Option Plan;

  (4) To ratify the appointment of Corbin & Wertz as the Company's independent auditors for fiscal 1995, 1996 and 1997;

  (5) To approve the sale of substantially all of the assets of the Company's wholly owned subsidiary, Forever Yours, Inc., to Hasco International, Inc.; and

  (6) To transact such other business as may properly come before the Meeting and any adjournment(s) or postponements(s) thereof.

  A Proxy Statement describing matters to be considered at the Meeting is attached to this Notice. Only stockholders of record at the close of business on May 19, 1997, will be entitled to notice of and to vote at the Meeting. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the Company's executive offices located at 667 Rancho Conejo Boulevard, Newbury Park, California 91320, for a period of ten days prior to the meeting date.

  You are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors


                                          /s/ K. EUGENE SHUTLER
                                          K. Eugene Shutler
                                          Chairman of the Board and
                                          Chief Executive Officer

Newbury Park, California
May 23, 1997

                                   IMPORTANT

  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                             STYLES ON VIDEO, INC.
                          667 RANCHO CONEJO BOULEVARD
                        NEWBURY PARK, CALIFORNIA 91320

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 13, 1997

GENERAL

  This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Styles On Video, Inc., a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders (the "Meeting") and any adjournment(s) or postponement(s) thereof. The Meeting is to be held on June 13, 1997 at 9:00 a.m. (local time) at the Conejo Valley Masonic Hall, 2786 Crescent Way, Thousand Oaks, California 91360. The approximate date of the mailing of this Proxy Statement and accompanying proxy card to the Company's stockholders is May 23, 1997.

  In an effort to have as large a representation at the Meeting as possible, proxy solicitation may be made personally or by telephone or telegram by officers or employees of the Company, without added compensation. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

RECORD DATE AND VOTING SECURITIES

  The close of business on May 19, 1997 (the "Record Date") has been fixed as the Record Date for the determination of the stockholders of the Company entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had outstanding 8,852,759 shares of Common Stock, par value $.001 per share (the "Common Stock"). The Company also has outstanding 500 shares of 10% Senior Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred"), and 500 shares of 10% Series B Senior Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred," and collectively with the Series A Preferred, the "Preferred Stock"). Each share of Common Stock entitles the record holder thereof to one vote on all matters properly coming before the Meeting. Holders of the Series A Preferred, voting as a separate series, have the right to elect four of the Company's directors. See "Certain Related Party and Other Transactions."

STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

  The following table sets forth as of April 30, 1997, certain information regarding the ownership of the Common Stock and the Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock or more than 5% of the outstanding shares of the Preferred Stock, (ii) each of the Named Executives (as defined below), (iii) each of the Company's directors, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). Unless otherwise stated, the address of each person is c/o Styles on Video, Inc., 667 Rancho Conejo Boulevard, Newbury Park, California 91320.

                                                         SHARES OF
                              SHARES OF                  PREFERRED
                             COMMON STOCK   PERCENT OF     STOCK     PERCENT OF
                             BENEFICIALLY   OUTSTANDING BENEFICIALLY OUTSTANDING
NAME                            OWNED        SHARES(1)     OWNED       SHARES
----                         ------------   ----------- ------------ -----------
K. Eugene Shutler..........    1,929,041(2)    17.9%         --          --
John A. Edling.............       45,000(3)     0.5%         --          --
Ann Ehringer...............       80,000(4)     0.9%         --          --
Marshall Geller............          --           0%         --          --
Barry Porter...............          --           0%         --          --
James E. O'Brien...........      393,622(5)     4.3%         --          --
Nancy H. Galgas............      393,622(5)     4.3%         --          --
Jeffrey A. Safchik.........   56,803,387(6)    86.5%    500/Series A     100%
                                                        500/Series B     100%
Dana I. Arnold.............    7,597,508(7)    46.2%         --          --
International Digital
 Investors, L.P. ..........   56,803,387(6)    86.5%    500/Series A     100%
                                                        500/Series B     100%
All Directors and Executive
 Officers as a Group
 (7) persons...............    2,841,285(8)    24.3%         --          --

--------
(1) Based upon 8,852,759 shares of Common Stock outstanding. Shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares beneficially owned by any person as shown in the table does not necessarily reflect the person's actual ownership or voting power.

(2) Includes 1,929,041 shares of Common stock issuable upon the exercise of warrants which are or will become exercisable on or prior to June 30, 1997, subject to stockholder approval of Proposal No. 2, Reverse Stock Split.

(3) Includes 45,000 shares of Common Stock issuable upon exercise of stock options which are or will become exercisable on or prior to June 30, 1997.

(4) Includes 80,000 shares of Common Stock issuable upon the exercise of warrants which are or will become exercisable on or prior to June 30, 1997, subject to stockholder approval of Proposal No. 2, Reverse Stock Split.

(5) Includes 393,622 shares of Common Stock issuable upon exercise of stock options which are or will become exercisable on or prior to June 30, 1997, of which options for 356,122 shares are exercisable subject to stockholder approval of Proposal No. 2, Reverse Stock Split.

(6) Includes: 51,419,199 shares of Common Stock issuable upon exercise of Series B Warrants which are or will become exercisable on or prior to June 30, 1997; 238,095 shares of Common Stock issuable upon conversion of the Series A Preferred; 666,666 shares of Common Stock issuable upon conversion of the Series B Preferred; 4,347,427 shares of Common Stock held by International Digital Investors, L.P. ("IDI"); and 132,000 shares of Common Stock held by Greenstreet Partners, an affiliate of IDI. Mr. Safchik is the President of IDI's managing general partner and Messrs. Geller and Porter are partners of one of IDI's limited partners. Messrs. Safchik, Geller and Porter disclaim beneficial ownership of the securities held by IDI and its affiliates. This number does not include 61,803,805 shares of Common Stock issuable upon conversion of the Series D Warrants which will become exercisable in the event Proposal No. 2, Reverse Stock Split, does not receive stockholder approval.

(7) Includes 7,597,508 shares of Common Stock issuable upon the exercise of warrants which are or will become exercisable on or prior to June 30, 1997, subject to stockholder approval of Proposal No. 2, Reverse Stock Split.

(8) Includes 2,841,285 shares of Common Stock issuable upon exercise of stock options which are or will become exercisable on or prior to June 30, 1997, subject to stockholder approval of Proposal No. 2, Reverse Stock Split.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and stockholders with more than 10% of a registered class are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that during the year ended December 31, 1995, all relevant
Section 16(a) filing requirements were complied with, except as follows: Dana Arnold filed a late Form 3 (Initial Statement of Beneficial Ownership of Securities); James O'Brien filed a late Form 3 (Initial Statement of Beneficial Ownership of Securities); and Nancy Galgas filed a late Form 3 (Initial Statement of Beneficial Ownership of Securities). Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that during the year ended December 31, 1996, all relevant Section 16(a) filing requirements were complied with, except as follows: Nancy Galgas filed a late Form 5 (Annual Statement); James O'Brien filed a late Form 5 (Annual Statement); Ann Ehringer filed a late Form 4 (Annual Statement); and K. Eugene Shutler filed a late Form 3 (Initial Statement of Beneficial Ownership of Securities) and a late Form 5 (Annual Statement).

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides that the number of directors, as determined from time to time by the Board of Directors, shall not be less than four nor more than seven. It further provides that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal as possible. The Board of Directors currently consists of five directors and two vacancies. As set forth below and on the proxy card, two nominees are to be elected at the Meeting. These directors comprise the class whose term expired in 1996 and whose term after the Annual Meeting will expire in 1999. The remaining three incumbent directors are currently serving terms which will expire in 1997 or 1998. Holders of the Series A Preferred are entitled to elect four directors. Mr. Geller (whose term expires in 1997) and Messrs. Porter and Shutler (whose terms expire in
1998) have been elected by the holders of the Series A Preferred, and the holders of the Series A Preferred are entitled to elect a director to fill one of the two vacancies on the Board.

  The Board of Directors has nominated John A. Edling and Ann Ehringer, each of whom is currently serving as a director, for election at the Meeting for a term expiring at the 1999 Annual Meeting of Stockholders, or in each case until their successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to expect that either of the nominees will be unable to stand for election. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee named by the Board of Directors and for the remaining nominee. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required in order to elect each nominee.

  Certain information regarding each nominee and each director continuing in office after the Meeting is set forth below.

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 1999

 JOHN A. EDLINGDirector Since November 1995

  Mr. Edling, 42, is the Chief Executive Officer, President, Treasurer, Secretary and a Chairman of the Board of Directors of Dycam Inc. ("Dycam"), of which the Company owns approximately 61% of the outstanding common stock. Mr. Edling was a co-founder of Dycam and served as its Chief Operating Officer from March 1991 until be became Chief Executive Officer and President in December 1991. Mr. Edling resigned as Chief Executive Officer of Dycam effective November 1994 and was reappointed to that position effective March 1995. Since the Company's acquisition of Dycam in February 1994, Mr. Edling has also served as Dycam's Chief Financial Officer. From November 1988 until March 1991, Mr. Edling was Development Engineering Manager for Dataproducts Corporation ("Dataproducts"), where he had responsibility for the design and marketing of the Dataproducts line of laser printers. Mr. Edling holds a B.S. in Finance from California State University, Northridge.

 ANN EHRINGERDirector Since August 1994

  Dr. Ehringer, 58, has been Chairman, CEO and Owner of S.P. Land, Inc., a real estate holding entity, since 1992 and S.P. Lodge, Inc. dba Saddle Peak Lodge, a fine-dining restaurant entity, since 1993. Since July 1996, she has served as Director of the Family & Closely-Held Business Program and Associate Professor of Entrepreneurship of the Marshall School of Business Program of the University of Southern California. From 1990 to 1996, she was a management consultant and chairman of The Executive Committee, an executive education organization of 4,000 chief executive officers. Dr. Ehringer also is a director of UStel, Inc., Dycam, Guggenheim Dental Supply, Inc., Quality Transport, Inc. & Truck Rail Handling, Inc., American Etching & Manufacturing, Inc. and United Ad Label, Inc. She also participates as an advisor to non-profit organizations, including the California Heritage Museum Advisory Council and the Pepperdine University Crest Associates Advisory Board. Dr. Ehringer received a B.A. from the University of Hawaii (1960), an M.A. from Stanford University (1967), a diploma from the Owner/President Management Program of the Harvard Business School (1982), and a Ph.D. from the University of Southern California (1992).

RECOMMENDATION AND VOTE

  The affirmative vote of a majority of the outstanding Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to elect these directors. All proxies will be voted in favor of them unless a contrary vote is indicated on the enclosed proxy card.

  IDI, as beneficial owner of 4,479,427 shares (approximately 50.6%) of the Company's outstanding Common Stock (including 132,000 shares held by Greenstreet Partners, an affiliate of IDI), has advised the Company that it (and Greenstreet Partners) intends to vote all of its shares in favor of these directors, thereby assuring their election.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                  THE ELECTION OF THE NOMINEES FOR DIRECTOR.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING IN 1997

 MARSHALL GELLERDirector Since November 1995

  Mr. Geller, 58, has served as Chairman, Chief Executive Officer and Founding Partner of Geller & Friend Capital Partners, Inc. since November 1995. From 1991 to October 1995, Mr. Geller was the Senior Managing Partner and founder of Golenberg & Geller, Inc., a merchant banking investment company. From 1988 to 1990, he was the Vice Chairman of Gruntal & Company, a New York Stock Exchange listed investment banking firm. From 1967 through 1988, Mr. Geller was a Senior Managing Director of Bear, Stearns & Co., Inc. Mr. Geller formerly served as Interim Co-Chairman of Hexcel Corporation. Mr. Geller also serves on the Board of Directors of Players International, Inc., Value Vision International, Inc., Ballantyne of Omaha, Inc., Cabletel Communications Corp., and Dycam.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING IN 1998

 BARRY PORTERDirector Since November 1995

  Mr. Porter, 39, has served as a Managing Director of Pacific Capital Group, Inc., a private merchant banking firm, since December 1993. Prior thereto, Mr. Porter was a Senior Managing Director in the investment banking group of Bear, Stearns & Co. Inc., a firm he joined in 1986. Mr. Porter serves on the Board of Directors of OpTel, Inc., Campuslink Communications Systems, Inc. and Dycam. Mr. Porter is a graduate of the Wharton School of the University of Pennsylvania, he earned an M.B.A. at the University of California at Berkeley Graduate School of Business Administration and a J.D. from UC-Berkeley's Boalt Hall School of Law.

 K. EUGENE SHUTLERDirector Since August 1996

  Mr. Shutler, 58, was Executive Vice President and a Director of MGM Grand, Inc. from February 1991 to November 1995. Thereafter, he was of counsel to the law firm of Beckley, Singleton, Jemison & List, Chartered from April to August 1996, when he was elected Chairman of the Board and Chief Executive Officer of the Company. Mr. Shutler is a graduate of the University of Pennsylvania and Yale Law School.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  During the 1996 and 1995 fiscal years, the Board of Directors of the Company met on fifteen and sixteen occasions, respectively. Each of the directors attended at least 93% of the meetings of the Board of Directors and all of the meetings of the committees of the Board on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has an Audit Committee, a Compensation Committee and a Policy Review Committee. Prior to November 1995, the Company also had an Executive Committee and a Stock Option Committee.

  The Audit Committee's duties include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, review with such accountants, the Company's business plan, and results of their examination of the financial statements of the Company, and determining the independence of such accountants. From January through late November 1995, the Audit Committee consisted of Harold J. Meyers and Thomas Lenagh. Messrs. Meyers and Lenagh are no longer affiliated with the Company. The Audit Committee consisted of Marshall Geller, Barry Porter, and Jeffrey Safchik from late November 1995. Mr. Safchik resigned as a director in July 1996. The Audit Committee met on three and five occasions in 1996 and 1995, respectively.

  The Compensation Committee reviews and makes recommendations with respect to compensation of officers and directors of the Company. From January through late November 1995, the Compensation Committee consisted of Harold J. Meyers and Ann Ehringer. Mr. Meyers is no longer affiliated with the Company. Beginning in late November 1995, the Compensation Committee has consisted of Marshall Geller, Ann Ehringer and Barry Porter. The Compensation Committee met on four and two occasions in 1996 and 1995, respectively.

  The Policy Review Committee reviews transactions between the Company and Dycam for potential conflicts of interest and advises the companies with respect to the possible resolutions of any conflict. The Policy Review Committee is comprised of one member from the Board of Directors of each of the Company and Dycam and a non-voting chairman, who may not be a member of the Board of Directors of either corporation. Through late November 1995, Thomas Lenagh served as the Company's representative and Jim Alexiou served as Dycam's representative. Mr. Lenagh is no longer affiliated with the Company. From late November 1995 through August 26, 1996, the Policy Review Committee consisted of Mr. Alexiou, and since August 26, 1996, has consisted of K. Eugene Shutler, as the Company's representative, and Mr. Alexiou, as Dycam's representative. The Policy Review Committee did not meet in 1996 or 1995.

  The Executive Committee's duties included, among other things, review of management's performance. From January through November 1995, the Executive Committee consisted of Guy de Vreese (through February 1995), Ann Ehringer and Harold J. Meyers. Messrs. de Vreese and Meyers are no longer affiliated with the Company. The Executive Committee, which was disbanded on November 28, 1995, met on two occasions in 1995.

  The Stock Option Committee's duties included review of the grant of options under the Company's various stock incentive plans. From January through November 1995, the Stock Option Committee consisted of Thomas Lenagh and Franck Verhaeghe (through February 1995). Messrs. Lenagh and Verhaeghe are no longer affiliated with the Company. The Stock Option Committee met on three occasions in 1995. Since late November 1995, the Company has not maintained a Stock Option Committee, and its duties have been performed by the Compensation Committee.

  In April 1996, the Board of Directors appointed Ann Ehringer, Dana Arnold and John Edling as members of an Independent Committee to review the terms of a financing transaction with IDI. Mr. Arnold is no longer affiliated with the Company. The Independent Committee met on two occasions in 1996 and was disbanded upon completion of the IDI transaction. See "Certain Related Party and Other Transactions."

  There is no existing nominating committee or other committee performing similar functions.

COMPENSATION OF DIRECTORS

  In October 1995, the Board of Directors approved the grant of options to acquire 40,000 shares of Common Stock at an exercise price of $1.12 per share to each of Harold J. Meyers and Thomas Lenagh, directors of the Company who resigned from the Board of Directors in November 1995.

  Ann Ehringer was paid $1,000 for each day she performed services as a member of the Independent Committee, for an aggregate of $6,000. In addition, in April 1996, the Board of Directors granted to Dr. Ehringer warrants to acquire 80,000 shares of Common Stock at an exercise price of $.075 per share in consideration for her services as Chairman of the Independent Committee.

  From January through November 1995, non-employee directors received $500 per meeting of the Board of Directors that they attended. Additionally, non-employee members of the Board's Executive Committee received $1,000 for each meeting of the Executive Committee that they attended. Commencing in November 1995, the Board's compensation was revised. Non-employee directors now receive $2,500 per calendar quarter for serving on the Board of Directors and $500 for each meeting of the Board or any of its committees that they attend. Accrued board fees totaling $37,500 were unpaid as of December 31, 1996, and remain unpaid as of April 30, 1997.

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning compensation for services in all capacities to the Company and its subsidiaries for the three years ended December 31, 1996, 1995 and 1994 of those persons who were (1) the Chief Executive Officer of the Company and (2) executive officers of the Company whose total salary and bonus exceeded $100,000 for services performed by such persons for the Company during 1996 (collectively the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                                                      COMPENSATION
                                                     ---------------
                            ANNUAL COMPENSATION        SECURITIES
                           ---------------------       UNDERLYING        ALL OTHER
NAME & PRINCIPAL POSITION  YEAR  SALARY   BONUS      OPTIONS/SARS(1)  COMPENSATION(2)
-------------------------  ---- -------- -------     ---------------  ---------------
K. Eugene Shutler(3).....  1996 $ 95,833     --         4,209,184         27,500(4)
 Chairman of the Board,    1995      --      --               --             --
  Chief Executive Officer  1994      --      --               --             --
  of the Company;
  Chairman of the Board,
  Chief Executive Officer,
  and Secretary of FYI

Jeffrey A. Safchik(5)....  1996 $ 41,667     --               --             --
 Former Chairman of the    1995      --      --               --             --
  Board, Chief Executive   1994      --      --               --             --
  Officer, Treasurer and
  Secretary of the
  Company

Dana I. Arnold(6)(7).....  1996 $155,470     --               --             --
 Former Director, Asst.    1995  219,000     --               --             --
  Secy. and Former Acting  1994  125,967     --               --             --
  CEO of the Company;
  Former Chairman of the
  Board, Chief Executive
  Officer, Treasurer and
  Secretary of FYI

Guy de Vreese(8)(9)......  1996      --      --               --             --
 Former Chairman of the    1995 $ 93,896     --               --             --
 Board and CEO of the      1994  275,000     --               --          $6,686(10)
 Company

James E. O'Brien(11).....  1996 $108,622     --           814,000            --
 Chief Operating Officer   1995  122,000 $25,000           50,000            --
  of the Company;          1994   72,000     --               --             --
  President and Chief
  Operating Officer
  of FYI

Nancy H. Galgas(12)(13)..  1996 $108,622     --           814,000            --
 Chief Financial Officer,  1995  118,000 $25,000           50,000            --
  Secretary, and           1994   48,000     --               --             --
  Treasurer of the
  Company; Chief
  Financial Officer,
  and Treasurer of FYI

John A. Edling(14).......  1996 $120,000 $ 3,600(16)          --             --
 Director of the Company;  1995  120,000   3,600(16)          --             --
  Chairman of the Board,   1994  120,000   8,225(16)       45,000(15)        --
  CEO, President,
  Treasurer, and
  Secretary of Dycam

--------
 (1) All numbers reflect the number of shares of the Company's Common Stock subject to options granted during the fiscal year.

 (2) Does not include compensation paid to individuals in consideration for serving on the Company's Board of Directors. See "Compensation of Directors."

 (3) Mr. Shutler joined the Company in August, 1996 at an annual base salary of $230,000.

 (4) Consists of a moving allowance.

 (5) Mr. Safchik joined the Company in November 1995. In January 1996, the Company's Board of Directors elected to provide Mr. Safchik with an annual base salary of $125,000, which was reduced to zero in April 1996. In July 1996, Mr. Safchik resigned from all positions with the Company.

 (6) Mr. Arnold served as Acting Chief Executive Officer of the Company from March 1995 through November 1995. Mr. Arnold's responsibilities with FYI commenced in April 1994. All salary shown as having been received by Mr. Arnold was paid by FYI, however, a portion of such compensation was allocated to the Company. In December, 1996, Mr. Arnold resigned from all positions with the Company and FYI.

 (7) Mr. Arnold's responsibilities with FYI commenced in April 1994 and continued until his resignation in December, 1996. His 1994 annual base salary was set at $180,000, and his 1995 annual base salary was $225,000. In May 1996, Mr. Arnold's annual base compensation was reduced to $100,000.

 (8) Mr. de Vreese served as Chief Executive Officer of the Company from its inception (July 1, 1992) until his resignation in February 1995.

 (9) Mr. de Vreese exercised options to purchase 37,500 shares in 1994.

(10) Consists of a car allowance.

(11) Mr. O'Brien serves as Chief Operating Officer of the Company. Mr. O'Brien has served as President of FYI since December 1996. Mr. O'Brien continues to serve as the Chief Operating Office of FYI, where his current responsibilities commenced in April 1994. In March 1995, Mr. O'Brien received an annual base salary of $125,000 and a bonus of $25,000. In addition, during 1995, Mr. O'Brien received options to purchase 50,000 shares of the Company's Common Stock which vest over three years. In May 1996, Mr. O'Brien's annual base compensation was reduced to $100,000. In September, 1996, Mr. O'Brien received options to purchase 814,000 shares of the Company's Common Stock which vest over three years.

(12) Ms. Galgas has served as Chief Financial Officer of the Company since March 1995. In addition, Ms. Galgas' current responsibilities as Chief Financial Officer of FYI commenced in April 1994.

(13) All salary shown in this chart as having been received by Ms. Galgas in 1994 was paid by FYI and represents nine months part-time salary at an annual full-time base rate of $108,000. A portion of such compensation expense was allocated to the Company. In March 1995, Ms. Galgas received from the Company an annual base salary of $125,000 and a bonus of $25,000. In addition, during 1995, Ms. Galgas received options to purchase 50,000 shares of the Company's Common Stock which vest over three years. In May 1996, Ms. Galgas' annual base compensation was reduced to $100,000. In September, 1996, Ms. Galgas received options to purchase 814,000 shares of the Company's Common Stock which vest over three years.

(14) All monies shown in this chart as having been received by Mr. Edling in 1994 through 1996 were paid by Dycam.

(15) Does not include options to purchase 100,000 shares of Dycam Common Stock granted to Mr. Edling in 1994 or 100,000 shares of Dycam Common Stock granted to Mr. Edling in 1995. No shares of Dycam Common Stock were granted to Mr. Edling in 1996.

(16) Consists of Dycam's contributions to Mr. Edling's 401(k) plan account totalling $1,500 in 1994 and $3,600 in 1995 and 1996.

EMPLOYMENT CONTRACTS

  Effective as of April 5, 1994, FYI entered into an Employment Agreement with Dana I. Arnold. This agreement provided that Mr. Arnold would serve as Chairman of the Board, Chief Executive Officer, President and Secretary of FYI. In addition, the agreement covered a three-year term expiring in April 1997, for which the annual base compensation to be paid was $180,000. The agreement was cancelled in May 1996, and FYI entered into a new employment agreement with Mr. Arnold, expiring in May 1998, with an annual base compensation of $100,000. Under the latter agreement, if certain cash flow conditions were met, the annual base compensation to be paid would be increased to $175,000. The agreement also provided that Mr. Arnold would continue to serve as Chairman of the Board, Chief Executive Officer, President and Secretary of FYI and that if Mr. Arnold were terminated without cause, he would be entitled to receive a lump sum payment equal to the aggregate salary due to him for the then remaining term of the agreement and immediate vesting of any unvested options and warrants. In December 1996, Mr. Arnold resigned from all positions with the Company and FYI pursuant to a termination and settlement agreement. The agreement provides that Mr. Arnold shall receive his current salary until no later than March 31, 1997. On the closing of the FYI Sale (see Proposal No.
5), Mr. Arnold is entitled to receive all unpaid salary due to him under the employment agreement expiring in May 1998 at an annual base compensation of $100,000. In addition, all of the warrants to purchase shares of the Company's Common Stock held by Mr. Arnold fully vest on the closing of the FYI Sale. See "Certain Related Party and Other Transactions."

  In August 1996, the Company entered into an employment agreement with K. Eugene Shutler, whereby Mr. Shutler was employed by the Company as its Chief Executive Officer. The agreement has an initial two-year term and is automatically renewed thereafter for successive one-year periods, provided neither the Company nor Mr. Shutler notifies the other that the agreement shall not be so extended. Pursuant to the agreement, the Company will pay Mr. Shutler an annual base salary of $230,000, subject to increase from time to time in the sole discretion of the Board of Directors. In addition, Mr. Shutler will be eligible to receive a one-time bonus (the "Incentive Bonus") of $50,000 if the unaudited accounts of the Company reflect a cash-flow break even for any consecutive three-month period during the term of the agreement. Mr. Shutler shall also be eligible to receive discretionary bonuses in the sole discretion of the Board of Directors. In the event Mr. Shutler's employment is terminated without cause (as defined), Mr. Shutler will be entitled to a termination benefit equal to (i) 50% of his annual base salary then in effect, subject to reduction to the extent of earnings from other employment or self-employment, plus (ii) any Incentive Bonus accrued but unpaid. In the event, Mr. Shutler's employment is terminated within six months following a change of control (as defined), he will be entitled to receive (i) the lesser of 100% of his annual base salary then in effect or, if the unexpired portion of the term of the agreement is less than twelve months, such portion of the annual base salary as would be payable through the end of such term, plus (ii) any Incentive Bonus accrued but unpaid.

  On February 7, 1994, Dycam entered into an employment agreement with John A. Edling. This agreement provided that Mr. Edling would serve as President of Dycam and provided for (a) an initial three-year term, (b) a base salary of $120,000 per annum and (c) options to purchase 45,000 shares of the Company's Common Stock at $8.67 per share, which were repriced during 1996 to $.075 per share. The agreement expired in February 1997.

OPTION PLANS

  In January 1993, the Company adopted a stock incentive plan (the "1992 Plan") which provides for the granting of (i) incentive stock options to employees, (ii) stock purchase rights to employees, or (iii) non-qualified stock options to employees, officers and, under certain circumstances, directors. The Company reserved 450,000 shares of Common Stock for issuance under this plan.

  In January 1993, the Company adopted a stock option plan for directors (the "Directors' Plan") of the Company. The Company reserved 150,000 shares of Common Stock for issuance under this plan.

  In June 1993, the Company adopted an additional stock incentive plan (the "1994 Plan") pursuant to which the Company reserved 450,000 shares of Common Stock. The 1994 Plan is substantially identical in terms to the 1992 Plan.

  In August 1996, the Board of Directors, subject to the approval of the Stockholders, adopted the 1996 Incentive Stock Option Plan (the "1996 Plan"). The Plan will cover up to an aggregate of 4,646,601 shares of Common Stock. See Proposal No. 3, Adoption of 1996 Incentive Stock Option Plan.

OPTION GRANTS IN LAST FISCAL YEAR

  Set forth below is information regarding options or warrants granted to the Named Executives during the 1996 fiscal year.

                                            PERCENTAGE OF
                           NUMBER OF SHARES TOTAL OPTIONS
                              UNDERLYING     OR WARRANTS
                              OPTIONS OR     GRANTED TO   EXERCISE OR
                               WARRANTS     EMPLOYEES IN  BASE PRICE  EXPIRATION
NAME                          GRANTED(#)     FISCAL 1996   ($/SHARE)     DATE
----                       ---------------- ------------- ----------- ----------
K. Eugene Shutler.........    4,209,184           59%        $.075      11/05
Nancy H. Galgas...........      814,000           11%        $.075       9/06
James E. O'Brien..........      814,000           11%        $.075       9/06
Peter Ritchie.............      814,000           11%        $.075       9/06
John A. Edling............          --            --           --         --
George Ismael.............          --            --           --         --

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  Set forth below is information with respect to options or warrants exercised by the Named Executives during the 1996 fiscal year and the number and value of unexercised stock options or warrants held by the Named Executives at the end of the fiscal year.

                                                     NUMBER OF SHARES
                                                  UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN THE
                                                 OPTIONS OR WARRANTS HELD   MONEY OPTIONS OR WARRANTS
                           SHARES                   AT FISCAL YEAR END        AT FISCAL YEAR END(1)
                         ACQUIRED ON    VALUE    ------------------------- --------------------------------
NAME                     EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE       UNEXERCISABLE
----                     ----------- ----------- ----------- ------------- -------------     --------------
K. Eugene Shutler.......      --         $--        814,337    3,394,847            --                 --
Nancy H. Galgas.........      --          --        285,874      578,126            --                 --
James E. O'Brien........      --          --        285,874      578,126            --                 --
John A. Edling..........      --          --         45,000          --             --                 --
Dana I. Arnold..........      --          --      3,874,725    3,874,724            --                 --
Jeffrey A. Safchik......      --          --            --           --             --                 --
Guy de Vreese...........      --          --            --           --             --                 --

--------
(1) None of the unexercised options or warrants were in the money at the fiscal year end.

REPRICING OF OPTIONS

  Due to a decline in the price of the Common Stock, certain options outstanding held by the Named Executives were exercisable at prices which exceeded the current market value of the Common Stock. The Compensation Committee (the "Committee") concluded that such options were not providing the intended incentive value. In order to restore the incentive value to such options, the Committee approved the repricing of options held by certain of the Named Executives to $.075 per share, as follows: Mr. John A. Edling, options for 45,000 shares repriced; Ms. Nancy Galgas, options for 50,000 shares repriced; and Mr. James E. O'Brien, options for 50,000 shares repriced.

                 CERTAIN RELATED PARTY AND OTHER TRANSACTIONS

IDI FINANCING TRANSACTIONS

  The Company and FYI have entered into a series of transactions with IDI and certain related entities for the purpose of raising capital to fund the Company's operations and those of FYI. The general partner of IDI is IDI Corp., a Delaware corporation ("IDI Corp,"), and its principal business is serving in such capacity. The sole stockholder and chairman of IDI Corp. is Steven J. Green. At present, Mr. Green's principal occupation is as an independent investor. Jeffrey A. Safchik is President and the only other director of IDI Corp. Mr. Safchik was appointed as Chief Executive Officer of the Company after the series of transactions in 1995 described below which gave IDI a majority of seats on the Company's Board of Directors. Mr. Safchik resigned all positions with the Company in July 1996. The present principal occupation of Mr. Safchik is serving as Managing Director of Greenstreet Partners, a Florida limited partnership. IDI beneficially owns approximately 50.1% of the Company's outstanding Common Stock, including 132,000 shares of Common Stock held by Greenstreet Partners, an affiliate of IDI. Additionally, upon exercise of warrants and conversion of the Preferred Stock, IDI will own approximately 71% of the Company's outstanding Common Stock on a fully diluted basis.

  In September 1995, the Company and FYI received short-term bridge financing of $300,000 from Multinational Trading Corp., a Florida corporation ("MTC"). MTC and IDI are companies with overlapping management. The sole stockholder of MTC is Steven J. Green. Jeffrey A. Safchik is a Vice President of MTC. Recently, MTC discontinued its existence as an operating corporation. In October 1995, MTC made additional advances of $75,000 to the Company. The Company repaid the $375,000, plus interest accrued thereon and transaction fees, with a portion of the $3,000,000 it received from IDI in the transaction described immediately below. In November 1995, pursuant to a Note and Preferred Stock Purchase Agreement, dated as of November 20, 1995 (the "1995 Agreement"), the Company and FYI issued to IDI $2,950,000 principal amount of 10% Senior Notes due June 30, 1998 (the "1995 Notes"). Additionally, the Company issued to IDI 500 shares of Series A Preferred for $50,000 and Common Stock Purchase Warrants (the "1995 Warrants") entitling IDI to purchase shares of the Company's Common Stock equivalent to 40% of the fully diluted shares of Common Stock outstanding on November 20, 1995. The exercise price of the 1995 Warrants was $1.12 per warrant share, which represented the estimated consolidated per share book value per issued and outstanding share of the Company on the date of the 1995 Agreement. The exercise price of the 1995 Warrants was subsequently reduced to $.075 per warrant share as described below. The 1995 Warrants may be exercised at any time prior to November 20, 2005.

  The terms of the Series A Preferred give the holder of the Series A Preferred the right to designate four of the Company's Board of Directors. IDI has appointed Messrs. Geller, Porter and Shutler as its designees on the Board of Directors and has the right to elect a director to fill one of the two current vacancies on the Board.

  Pursuant to a Note and Preferred Stock Purchase Agreement, dated as of May 14, 1996 (the "1996 Agreement"), as amended, the Company and FYI agreed to issue up to $1,200,000 aggregate principal amount of 10% Senior Notes Due June 30, 1998 (the "1996 Notes" and together with the 1995 Notes, the "Notes") in a series of purchases of such 1996 Notes between the Closing Date (as defined) and September 15, 1996. Each purchase of 1996 Notes was contingent upon the Company and FYI meeting certain minimum performance targets. IDI also purchased 500 shares of Series B Preferred, for $50,000 and received Common Stock Purchase Warrants (the "1996 Warrants" and together with the 1995 Warrants, the "Warrants"). The 1996 Warrants have an exercise price of $.075 per warrant share and are exercisable until November 20, 2005.

  On May 30, 1996, IDI purchased $371,712 principal amount of 1996 Notes, of which $271,712 was used to repay principal and interest on certain interim loans made to the Company and FYI by IDI and IDI-related entities in April 1996. IDI purchased an additional $250,000, $100,000, $150,000 and $180,000 principal amount of 1996 Notes on in June, July and August, 1996 and January, 1997, respectively.

  The 1995 Agreement and the 1995 Warrants were amended in 1996 to conform to the provisions of the 1996 Agreement and the 1996 Warrants, and the exercise price of the 1995 Warrants was reduced to $.075, the exercise price of the 1996 Warrants.

  The issuance of the 1996 Warrants and the Series B Preferred triggered the anti-dilution provisions of the 1995 Warrants and the Series A Preferred, resulting in the 1995 Warrants and the Series A Preferred being exercisable for and convertible into 3,914,882 shares of Common Stock and 238,095 shares of Common Stock, respectively, as of May 14, 1996. Additionally, the 1996 Warrants were exercisable for 53,286,228 shares of Common Stock, and the Series B Preferred was convertible into 666,666 shares of Common Stock. On a fully-diluted basis, IDI held Warrants and Preferred Stock exercisable for and convertible into 58,105,871 shares of Common Stock.

  The authorized Common Stock of the Company consists of 10,000,000 shares, all of which are issued and outstanding or reserved for issuance pursuant to outstanding warrants or stock option plans before taking into account the Preferred Stock and the 1996 Warrants.

  Pursuant to the terms of the 1996 Agreement, the Company agreed that by October 31, 1996, it would take all corporate action, including stockholder action, necessary to authorize and reserve for issuance a number of shares of Common Stock at least equal to the number of shares of Common Stock into which the Series A Preferred, Series B Preferred, 1996 Warrants as well as the other outstanding warrants may be converted or exercised. Originally, failure of the Company to take all corporate action necessary to authorize and reserve for issuance the number of shares of Common Stock underlying all of the foregoing Stock by October 31, 1996 constituted a breach of a restrictive covenant in the 1996 Agreement, which could have caused, among other things, acceleration of the 1996 Notes. The October 31, 1996 deadline has been extended to not later than June 15, 1997.

  In addition, the 1996 Warrants and the other warrants issued in connection with the 1996 financing transaction were to become exercisable upon the earlier to occur of October 31, 1996 and the date on which all such corporate and stockholder actions were taken by the Company. The October 31, 1996 date has been extended to not later than June 15, 1997.

  The Notes bear interest at the rate of 10% per annum, payable monthly. The 1996 Notes provide for principal payments of $500,000 on March 31, June 30, September 30 and December 31, 1997 and March 31, 1998. The due date for the March 31, 1997 principal payment was extended to not later than June 15, 1997. The 1996 Notes are payable in five equal quarterly installments commencing June 30, 1997. The remaining principal is due and payable on June 30, 1998. The 1996 Agreement amended the 1995 Agreement to allow the Company to defer interest payments due between May 31, 1996 and December 31, 1996, if the combined operating cash flow of the Company and FYI is negative, provided that monthly interest payments must be made in months where the combined operating cash flow of the Company and FYI is positive and that all deferred accrued and unpaid interest shall be paid in full on or before December 31, 1996. The interest deferral was extended from December 31, 1996 to not later than June 15, 1997.

  The Notes are subject to mandatory redemption (in whole or in part) under certain circumstances, including upon receipt of proceeds from the issuance of equity by the Company or FYI (subject to certain exceptions) or proceeds of a sale or other disposition of assets (other than sales of inventory in the ordinary course of business, certain sales of obsolete or worn out equipment and certain approved sales). Holders of the Notes have a put right enabling them to cause the Company and FYI to repurchase the Notes, at par, in the event of a sale, merger, change of control or the public offering of securities involving the Company or FYI.

  Substantially all of the assets of the Company and FYI are pledged as collateral for the Notes. The holder of the Notes has the right to foreclose on such assets or take other protective measures upon the occurrence of an event of default under 1995 Agreement or the 1996 Agreement which is not timely cured or waived. The Company and FYI are subject to various restrictive covenants, including limitations on the incurrence of additional indebtedness, capital expenditures, investments, transactions with affiliates and consolidation, merger and sale of assets. The Company and FYI also must satisfy certain financial tests during the term of the Agreement, including the maintenance of certain mandatory net worth and earnings levels, determined at the end of each calendar quarter. The failure to comply with the restrictive covenants or pass the financial tests constitute an event of default under the 1995 Agreement and the 1996 Agreement. In January 1997, IDI subordinated its first priority security interest in FYI's hospital contracts and proceeds thereof to Hasco International, Inc. (see Proposal No. 5, Sale of FYI Business).

  The holders of the Preferred Stock are entitled to receive dividends of $10 per share per annum prior to the distribution of any dividends to the holders of Common Stock. Dividends accrue whether or not declared by the Board of Directors of the Company. The Preferred Stock is subject to optional redemption by the Company, at a redemption price of $100 per share plus any accrued dividends. The Preferred Stock is convertible at any time, in whole or in part, into shares of Common Stock, at a per share conversion price equal to the higher of the current market or book value of the Common Stock at the date of conversion. The holders of the Series A Preferred, voting as a class, are entitled to elect four of the Company's directors. In the event of a change of control, as defined in the 1995 Agreement and the 1996 Agreement, the Company must offer to redeem the Preferred Stock. The sale of the FYI assets under Proposal No. 5 constitutes a change of control because the Company is selling a substantial amount of its assets. If a change of control occurs, the Company must offer to redeem the Series A Preferred and the Series B Preferred for $100 per share in addition to any accrued dividends, which currently amount to $7,500 for the Series A Preferred and $5,000 for the Series B Preferred. The stockholder of the Series A Preferred and the Series B Preferred has 30 days from the date of the change of control to elect redemption of the Preferred shares.

  IDI also received certain registration rights with respect to the Warrants, the shares of Common Stock issuable upon conversion of the Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants.

  The 1996 Agreement was conditioned upon settlement of a lawsuit brought by the Company against its former outside accounting firm and certain individual defendants entitled Styles on Video, Inc. v. Kellogg & Andelson, et al., Superior Court of the State of California, County of Los Angeles, case No. BC 14268. Pursuant to the settlement of such lawsuit, Kellogg & Andelson agreed to pay $1,700,000 to the Company (the "Kellogg Settlement"). The funds were released from escrow upon the settlement of the Class Action, as described below, in July 1996. Of the Kellogg Settlement proceeds, $870,000 was applied to repayment of the 1996 Notes. After partial repayment of the 1996 Notes, and payment of certain legal expenses in connection with the 1996 Agreement, the net proceeds of the Kellogg Settlement to the Company were $430,000, which was added to the Company's general working capital. In April 1995, the Company settled a class action suit which was filed against the Company and certain of its officers and directors in 1994 (the "Class Action") as well as a shareholders' derivative suit which named the directors and certain of the officers of the Company (the "Class Action Settlement"). Pursuant to the Class Action Settlement, the Company agreed to deliver to the plaintiff class warrants to purchase 1,750,000 shares of the Common Stock and the Company recorded a promissory note in the principal amount of $250,000. The exercise price on the warrants is $.075 per share and the warrants are redeemable by the Company at any time over the five-year life of the warrants for $5 per warrant. The Company's director and officer liability insurance carriers also agreed to pay directly to the plaintiff class $2,250,000. With regard to the derivative lawsuit, Guy de Vreese surrendered 250,000 shares of the Company's Common Stock and options for 150,000 shares of the Company's Common Stock. The shares of Common Stock are to be distributed to the plaintiff class and the options were cancelled.

  The Company and FYI have guaranteed each other's obligations under the 1995 Agreement and the 1996 Agreement.

  On January 15, 1997, the Company, FYI and IDI entered into several agreements (the "January 1997 Agreements"). The Company and IDI entered into a Securities Exchange Agreement (the "Exchange Agreement") which provided for the issuance of 4,347,427 shares of its Common Stock to IDI in exchange for all of the 1995 Warrants and for 1996 Warrants with respect to 1,867,029 shares of Common Stock. IDI remains the holder of 1996 Warrants for 51,419,199 shares of Common Stock.

  In addition, the Company, FYI and IDI agreed to increase the amounts borrowed under the 1996 Notes by $180,000 to a total of $1,200,000. At the same time, the obligation represented by the Bridge Note dated September 19, 1996, as amended, (the "Bridge Note") between the Company, FYI and IDI, was decreased by $180,000 under the Seventh Amendment to Bridge Note, dated January 15, 1997 (the "Seventh Amendment"), from up to $1,157,000 to up to $977,000. Each successive amendment to the Bridge Note, including the Seventh

Amendment, amended the due date and the amounts due pursuant to the Bridge Note. The due date of the Seventh Amendment was extended to not later than May 1, 1997. As of January 31, 1997, the Company has borrowed $927,000 pursuant to the Bridge Note and is entitled to draw the remaining $50,000 upon receipt by the Company of certain income tax refunds. Substantially all of the assets of the Company and FYI are pledged as collateral for the Bridge Note. IDI has the right to foreclose on such assets or take other protective measures upon the occurrence of an event of default under the Bridge Note which is not timely cured or waived. In January 1997, IDI subordinated its first priority security interest in FYI's hospital contracts and proceeds thereof to Hasco International, Inc. (see Proposal No. 5, Sale of FYI Business).

  The Company, FYI and IDI also entered into a General Amendment and Waiver Agreement to (i) amend specific provisions of the 1995 Agreement, the 1996 Agreement, the 1996 Warrants, and the Certificate of Designation for Series B Preferred Stock of SOV (collectively, the "Agreements"), and (ii) waive each of the breaches or defaults with respect to specific provisions of the Agreements as of January 15, 1997. The amendments extended: (i) the date by which the Company must take all corporate action necessary to authorize and reserve for issuance the number of shares of Common Stock into which the Series B Preferred Stock and 1996 Warrants may be converted or exercised from October 31, 1996 to not later than May 1, 1997; (ii) the deferral of interest payments due pursuant to the Notes from December 31, 1996 to not later than May 1, 1997; and (iii) extended the first principal repayment date of the 1995 Notes from March 1, 1997 to not later than May 1, 1997. In addition, the amendments reduced certain minimum performance targets in the 1995 Agreement and 1996 Agreement. In May 1997, all of the May 1, 1997 dates pertaining to the agreements listed in this and the immediately preceding paragraph were extended to not later than June 15, 1997.

  The Company also issued a Series D Warrant (the "Series D Warrant") to IDI which is exercisable for up to 61,803,805 shares of the Company's Common Stock at an exercise price of $.075 per share, unless the Market Price is greater. The Series D Warrants are contingent upon the occurrence of Proposal No. 2, Reverse Stock Split. If the reverse stock split is approved and the Company and IDI complete the second exchange of securities described below, then the Series D Warrants will not be exercisable. However, if the reverse stock split is not approved by 5:00 p.m., Los Angeles time, on June 15, 1997, then the Series D Warrants may be exercised by IDI prior to November 20, 2005. IDI, as beneficial owner of 4,479,427 shares (approximately 50.6% of the outstanding shares) of the Company's Common Stock (including 132,000 shares held by Greenstreet Partners, an affiliate of IDI), has advised the Company that it (and Greenstreet Partners) intends to vote all of such shares in favor of the proposed reverse stock split. Accordingly, the Company expects that the reverse stock split will receive the requisite stockholder approval. However, if the reverse stock split is not approved, the Company will not be able to honor its commitments, and will be in default.

  If Proposal No. 2, Reverse Stock Split, is approved by the stockholders, the Company intends to complete a second exchange of securities with IDI pursuant to which the Company will issue an additional 3,934,246 (post-reverse split) shares of its Common Stock to IDI in exchange for all of the remaining 1996 Warrants with respect to 5,151,920 (post-reverse split) shares of the Company's Common Stock, together with the surrender of the Series D Warrants. After the second security exchange, IDI would continue to hold 500 shares of the Company's Series A Preferred and 500 shares of the Company's Series B Preferred, as well as 4,368,989 (post-reverse split) shares of the Company's Common Stock, equivalent to 67% of the shares anticipated to be outstanding on the planned date of the second exchange, which is expected to occur not later than June 15, 1997. The Company intends to engage in the second exchange of securities with IDI as soon as practicable after stockholder approval of the reverse stock split. IDI has recently granted the Company an extension of time from April 15, 1997 to June 15, 1997, by which it must complete the second exchange. If the Company requires additional time beyond the June 15, 1997 extension to obtain stockholder approval, it intends to ask for an additional extension of time, which it believes will be granted.

CANCELLATION OF CERTAIN FYI COMMON STOCK

  In connection with the transactions contemplated by the 1996 Agreement, Dana Arnold, the then-President of FYI, exchanged his shares of FYI common stock (20% of the outstanding shares) for warrants exercisable for

7,749,449 shares of the Common Stock of the Company. The shares of FYI previously held by Arnold were cancelled. As a result of such transaction, FYI is now a wholly owned subsidiary of the Company. Due to the triggering of certain provisions by the Exchange Agreement, the warrants became exercisable for 7,597,508 shares of the Company's Common Stock.

LOAN TRANSACTION WITH DYCAM

  In December 1994, Dycam made a secured loan of $500,000 to the Company. Dycam determined that extending this loan was in the best interest of Dycam and its stockholders, as the loan enabled the Company to continue funding FYI, and thereby supported the development and manufacture of the specialized digital camera which FYI would purchase from Dycam. In January 1995, Dycam approved an additional secured loan of $500,000 to the Company. The two loans have been memorialized in a single note (the "Secured Note") which bears interest at the prime rate plus two percentage points and called for payments of interest only for eight months with all principal and accrued interest due and payable on September 1, 1995. In connection with the 1995 Agreement, Dycam extended the maturity date of the Secured Note to December 31, 1998. The Company has not made the March or April 1977 interest payments totaling $17,000 on the Secured Note, however, has agreed to bring the interest payments current at the closing of the sale of the FYI business, which is expected to occur in June 1997. The note is secured by a first priority interest in the 1,916,667 shares of Dycam's common stock owned by the Company. If the Company should default on its obligation pursuant to the Notes, Dycam may not be repaid under the Secured Note and will be entitled to receive back up to the 1,916,667 shares of Dycam's common stock held by the Company.

LOAN TO AFFILIATE OF FORMER DIRECTOR

  In April 1995, H.J. Meyers & Co. ("Meyers & Co."), the underwriter of the Company's initial public offering (and of which Harold J. Meyers, a former Board member, was chairman), repaid the remaining outstanding amount of a $648,000 loan, which was collateralized by 62,000 shares of Common Stock (the "Warrant Loan"). The Warrant Loan was made so that Meyers & Co. might exercise certain common stock purchase warrants which it was issued in connection with the Company's initial public offering.

LOAN TRANSACTIONS WITH FORMER CHIEF EXECUTIVE OFFICER

  At December 31, 1993, Guy de Vreese, the then-Chief Executive Officer of the Company, owed the Company $214,000 on a loan which the Company had extended to Mr. de Vreese principally to enable him to purchase Common Stock of the Company. Mr. de Vreese repaid this loan in full on April 14, 1994. In December 1994, the Company received a $200,000 advance from Mr. de Vreese. Approximately $150,000 was repaid during the three months ended March 31, 1995 and approximately $50,000 of this advance, which was not memorialized in a written document, was outstanding as of December 31, 1995. In July 1996, the Company was released from such obligation in connection with the Class Action Settlement.

INTERCOMPANY TRANSACTION BETWEEN FYI AND DYCAM

  Under the terms of an agreement with FYI, Dycam agreed to provide FYI an exclusive right to use Dycam technology in the hospital baby portrait market through April 2005. FYI received an option to purchase up to 5,000 Dycam cameras at predetermined prices and to receive continual upgrades of camera technology and agreed to pay Dycam royalties of 7.5% of net sales from all hospitals using FYI portrait services. Dycam agreed to defer this royalty until the earlier of the first month in which FYI has positive operating cash flow and April 30, 1997. If FYI has its camera system manufactured by someone other than Dycam, FYI agreed to pay to Dycam a "Camera Technology Fee" for each camera installed in a hospital served by FYI, instead of the 7.5% royalty described above. Dycam earned approximately $170,000 and $32,000 under this agreement in the years ended December 31, 1996 and 1995, respectively. Dycam also agreed to finance the first 200 cameras bought by FYI for terms of 36 to 48 months with equal monthly payments of principal and interest, with interest computed at a rate of 2% over the Wall Street Journal prime rate.

EMPLOYEES' SALARY DEFERRAL

  From August 1, 1995 to October 15, 1995, eight FYI employees, including the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and three Vice Presidents, agreed to defer 100% of their salaries to improve FYI's cash flow and provide funds needed for operations as negotiations were occurring between the Company and MTC and IDI for the Company and FYI to secure the financing described above. In November 1995, the employees were repaid for all amounts deferred, together with accrued interest calculated at the rate of 10% per annum.

                                PROPOSAL NO. 2

                              REVERSE STOCK SPLIT

GENERAL

  The Board of Directors of the Company has proposed to amend the Certificate of Incorporation to effect a one-for-ten reverse stock split (the "Reverse Split") of the Company's Common Stock. The complete text of the amendment to the Certificate of Incorporation (the "Certificate of Amendment") for the Reverse Split is set forth in Exhibit A to this Proxy Statement. If the Reverse Split is approved by the requisite vote of the Company's stockholders, upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Reverse Split will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically, without any action on the part of the stockholders, to represent one-tenth the number of shares of Common Stock after of the Reverse Split (the "New Shares"); provided, however, that no fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each stockholder whose Old Shares are not evenly divisible by ten will receive one additional New Share for the fractional New Share that such stockholder would otherwise be entitled to receive as a result of the Reverse Split. After the Reverse Stock Split becomes effective, stockholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the stockholders, however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-tenth the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible by ten).

  The New Shares issued in lieu of fractional shares pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Split.

PURPOSE OF THE PROPOSED REVERSE SPLIT

  The Board of Directors believes the Reverse Split is desirable for several reasons. The Company has issued warrants which, if exercised, would exceed the number of authorized shares of Common Stock. Pursuant to the May 1996 transaction described under "Certain Related Party and Other Transactions-- Financing Transactions," IDI had agreed to loan up to $1,200,000 to Company through September 1996 in exchange for notes and warrants, contingent upon the Company reaching certain specified performance goals, all of which had been loaned to the Company as of February 28, 1997. IDI also purchased Series B Preferred Stock for an additional consideration of $50,000. As a result of another financing transaction completed in November 1995, IDI loaned the Company $2,950,000 and purchased Series A Preferred Stock and received Warrants exercisable for an aggregate of 43% of the Company Common Stock, on a fully-diluted basis. Assuming exercise of all warrants and conversion of all Preferred Stock owned by IDI as of May 15, 1996, IDI would have owned approximately 75% of the Common Stock of the Company, on a fully-diluted basis. Failure to approve the Reverse Split will cause the Company to be in default under the 1995 Agreement and the 1996 Agreement and could result in acceleration of the Notes held by IDI. See "Certain Related Party and Other Transactions--IDI Financing Transactions."

  Additionally, pursuant to the January 15, 1997 transaction summarized under "Certain Related Party and Other Transactions--IDI Financing Transactions," IDI agreed to loan up to $977,000 to the Company through January 1997 in exchange for a Bridge Note, Series D Warrants, and a share exchange, the first part of which was completed in January 1997. After the second security exchange, IDI would continue to hold 500 shares of the Company's Series A Preferred and 500 shares of the Company's Series B Preferred, as well as 4,368,989 (post-reverse split) shares of the Company's Common Stock, equivalent to 67% of the shares anticipated to be outstanding on the planned date of the second exchange, which is expected to occur not later than June 15, 1997. The Company intends to engage in the second exchange of securities with IDI as soon as practicable after stockholder approval of the reverse stock split. IDI has recently granted the Company an extension of time, from April 15, 1997 to June 15, 1997, by which it must complete the second exchange. If the Company requires additional time beyond the June 15, 1997 extension to obtain stockholder approval, it intends to ask for an additional extension of time, which it believes will be granted. Failure to approve the Reverse Split will render the Company unable to complete the second part of the share exchange with IDI, which would cause the Series D Warrants issued to IDI to purchase 61,803,580 shares of the Company's Common Stock to become exercisable.

  In order to comply with certain terms under its IDI financing agreements, the Company was required to effect the reverse stock split and issue additional shares to IDI by May 1, 1997. Recently, IDI extended the date to June 15, 1997.

  Other warrants and options requiring the stockholder approval of the Reverse Split in order to have a sufficient number of shares reserved therefor include: warrants to purchase 7,749,449 shares of Common Stock issued to Dana Arnold in exchange for his shares of FYI common stock; the warrants to purchase 4,209,184 shares of Common Stock issued to K. Eugene Shutler in connection with consulting and employment agreements; 1,000,000 of the 1,750,000 warrants the Company intends to issue in connection with the Settlement; and the shares that are required to be reserved to cover the 1996 Incentive Stock Option Plan. See Proposal No. 3.

  IDI, as beneficial owner of 4,479,427 shares (approximately 50.6% of the outstanding shares) of the Company's Common Stock (including 132,000 shares held by Greenstreet Partners, an affiliate of IDI), has advised the Company that it (and Greenstreet Partners) intends to vote all of such shares in favor of the proposed reverse stock split. Accordingly, the Company expects that the reverse stock split will receive the requisite stockholder approval. However, if the reverse stock split is not approved, the Company will not be able to satisfy its obligations to IDI regarding the Company's Series B Preferred convertible stock and the Series D Warrants, or to the other warrant and option holders listed above, and will be in default of its agreements with those parties.

  In addition, management believes that the Reverse Split may enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split is expected to increase the market value of the Common Stock and result in a broader market for the Common Stock. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. If the Reverse Split results in an increase in the market price of the Common Stock, management believes that the effect of the above-referenced policies and practices of brokerage firms and the adverse impact of trading commissions on the market for the Common Stock should improve.

  However, there can be no assurance that any or all of the foregoing, as a result of the Reverse Split, will occur, including, without limitation, that the market value per New Share of Common Stock after the Reverse Split will be ten times the market price per Old Share of Common Stock before the Reverse Split, that such price will either exceed or remain in excess of the current market price, or that a broader market for the Common Stock will develop.

EFFECTIVENESS OF THE REVERSE SPLIT

  Upon approval of the Reverse Split by the requisite vote of the stockholders at the Meeting, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware as promptly as practicable and the Reverse Split will become effective as of 5:00 p.m., Eastern Standard Time, on the date of such filing (the "Reverse Split Effective Date"). Without any further action on the part on the part of the Company or the stockholders, after the Reverse Split, the certificates representing Old Shares will be deemed to represent one-tenth the number of New Shares (plus one additional New Share where such Old Shares are not evenly divisible by ten).

  Stockholders have no right under Delaware law to dissent from the Reverse
Split.

  The Company has authorized capital stock of 10,000,000 shares of Common Stock. The authorized capital stock will not be changed as a result of the Reverse Split. As of April 30, 1997, the number of issued and outstanding Old Shares was 8,852,759. The following table illustrates the decrease in outstanding shares of Common Stock assuming no additional shares of Common Stock are issued prior to the Reverse Split Effective Date:

                                                       PRIOR TO        AFTER
                                                       PROPOSED      PROPOSED
                                                     REVERSE SPLIT REVERSE SPLIT
                                                     ------------- -------------
      Shares of Common Stock Outstanding............   8,852,759      885,276(1)

--------
(1) Does not include New Shares of Common Stock to be issued in lieu of fractional shares.

  The Common Stock is currently registered under Section 12(b) of the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act. The Common Stock was formerly listed in the American Stock Exchange and is now traded in the over-the-counter market. The Company filed its Quarterly Reports on Form 10-QSB for fiscal 1996, its Annual Report on Form 10-KSB for fiscal 1995, amended its Quarterly Reports on Form 10-QSB/A for fiscal 1995 in March 1997, and it filed its Annual Report on Form 10-KSB for fiscal 1996 in March 1997. The Company amended its Annual Report on Form 10-KSB/A for fiscal 1996, and filed its Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1997 in May 1997. The Company intends to file future reports required by the Exchange Act on a timely basis.

EXCHANGE OF STOCK CERTIFICATES

  As soon as practicable after the Reverse Split Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares of Common Stock outstanding on the Reverse Split Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to U.S. Stock Transfer Corporation, the transfer agent for the Common Stock (the "Exchange Agent"). Upon submission of a properly completed and executed letter of transmittal to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which his Old Shares have been reclassified and changed as a result of the Reverse Split.

  Stockholders should not submit any certificates until requested to do so. No new stock certificate will be issued to a stockholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

  The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. The Company, however, believes that because the Reverse Split is not part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Split will have the following federal income tax effects:

  1. A stockholder will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the New Shares will equal his basis in the Old Shares.

  2. A stockholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefor.

  3. The Reverse Split will constitute a reorganization within the meaning of
Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the Company will not recognize any gain or loss as a result of the Reverse Split.

RECOMMENDATION AND VOTE

  The affirmative vote of a majority of the outstanding Common Stock is required to approve this Proposal. All proxies received by the Company will be voted to approve this Proposal unless a contrary vote is indicated on the enclosed proxy card.

  IDI, as beneficial owner of 4,479,427 shares (approximately 50.6% of the outstanding shares) of the Company's Common Stock (including 132,000 shares held by Greenstreet Partners, an affiliate of IDI), has advised the Company that it (and Greenstreet Partners) intends to vote all of such shares in favor of the Proposal. Accordingly, the Proposal is expected to be approved.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                         THE APPROVAL OF THIS PROPOSAL

                                PROPOSAL NO. 3

                 ADOPTION OF 1996 INCENTIVE STOCK OPTION PLAN

  On August 26, 1996, the Board of Directors, subject to the approval of the stockholders, adopted the 1996 Incentive Stock Option Plan (the "1996 Plan"). The Board of Directors believes that the 1996 Plan will benefit the Company by helping to attract, motivate and retain qualified executive, administrative and professional employees. Consistent with the Company's compensation objectives, rewards under the 1996 Plan are dependent upon those factors which directly benefit the Company's stockholders and appreciation in the market value of the Common Stock. A copy of the 1996 Plan is attached hereto as Exhibit B. The following summary of the principal features of the 1996 Plan is qualified in its entirety by reference to Exhibit B.

DESCRIPTION OF THE 1996 PLAN

  The Plan will cover up to an aggregate of 4,646,601 shares of Common Stock, and has a ten-year duration. The 1996 Plan is administered by the Board of Directors. All employees of the Company and its subsidiaries are eligible to receive options. As of August 31, 1996, there were approximately 150 employees currently eligible to participate in the 1996 Plan.

  The exercise price in each instance is not less than 100% of the fair market value of the Common Stock on the date of grant (110% with respect to optionees who own at least 10% of the outstanding Common Stock), subject to any repricing at the option of the Board of Directors, and is payable in cash or shares of previously acquired Common Stock having a fair market value equal to the option exercise price. The vesting schedule and term (which shall not exceed ten years, or five years with respect to optionees who own at least 10% of the outstanding Common Stock) of options granted under the 1996 Plan is at the discretion of the Board of Directors. Generally, options terminate six months (three months in the case of an incentive option) after termination of the optionee's employment for any reason other than the optionee's death and one year after termination of the optionee's employment by reason of death. Options are non-transferable by the holder other than by will or laws of descent and distribution.

  In the event any change is made in the Company's capitalization that results from a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares of any similar change affecting the Common Stock, appropriate adjustment, as determined by the Board of Directors will be made in the exercise price and in the number and class of shares subject to the option.

  In the event of a sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, holders of outstanding options will have the right to receive, upon exercise of the option and payment of the exercise price, the same consideration which the stockholders of the Company received pursuant to such transaction.

  The Board of Directors may amend or terminate the 1996 Plan from time to time in such respects as the Board may deem advisable; provided that any amendment requiring stockholder approval pursuant to Rule 16b-3 (as in effect from time to time) under the Exchange Act shall not be effective unless such approval is obtained.

  An optionee who is granted an incentive option generally will not recognize taxable income either upon the grant or the exercise of an incentive option, although the exercise may be subject to the alternative minimum tax. No deduction will ordinarily be available to the Company as a result of the grant or exercise of incentive options. Upon the sale or exchange of the shares underlying an incentive option more than two years after the date of grant and one year after the date of exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares of the date of exercise or (ii) the sale price of the shares. Any gain recognized on such a premature disposition of shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain, depending on the holding period.

  An optionee granted nonqualified stock options will not recognize any taxable income at the grant of the option, but will generally realize ordinary income for federal income tax purposes at the time of exercise of such options equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. Any taxable income recognized in connection with an option exercised by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending upon on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

  An employee who pays the exercise price upon exercise of nonqualified stock option, in whole or in part, by delivering shares of the Company's Common Stock already owned by him will realize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for nonqualified stock options. With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of such shares will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

  When shares of the Company's Common Stock are surrendered upon exercise of an incentive option, (i) no gain or loss will be recognized as a result of the exchange, (ii) a number of shares received which are equal in number to the shares surrendered will have a basis equal to the shares surrendered, and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period which includes the holding period of the shares exchanged and (iii) any additional shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the incentive option or within one year after exercise, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

  The Federal income tax consequences with respect to the grant of a stock purchase right depend on the facts and circumstances of each grant and, in particular, the nature of any restrictions imposed in connection with any such grant. In general, if the stock which is the subject of the grant of the purchase right is actually issued to the grantee but is subject to a "substantial risk of forfeiture; i.e., if rights to ownership are conditioned upon continued service by the grantee, then a taxable event occurs only when the risk of forfeiture ceases. In addition, so long as the sale of the stock at a profit by the grantee could subject the grantee to suit under Section 16(b) of the Exchange Act, the stock is considered to be subject to a substantial risk of forfeiture. At such time as the substantial risk of forfeiture ceases, the grantee will realize ordinary income to the extent of the excess of the fair market value of the Common Stock on the date the risk of forfeiture terminates, over the grantee's cost for such stock, and the same amount is then deductible by the Company as a compensation expense. Under certain circumstances the grantee, by making an election under Section 83(b) purposes, to have been transferred to the grantee. If there are no restrictions on the stock to be purchased by the grantee, or if the restrictions are such that they do not subject the optionee to a "substantial risk of forfeiture" of the stock, then the grantee will realize ordinary income with respect to the excess, at the time of grant, of the fair market value of the Common Stock over the grantee's cost therefor; and the Company will be entitled to a deduction in the same amount.

  The foregoing is only a summary of certain effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1996 Plan, does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any local, state or foreign jurisdiction in which any optionee may reside.

  The following table sets forth certain information with respect to stock options granted pursuant to the 1996 Plan since January 1, 1996 to (i) the Named Executives, (ii) all current executive officers as a group, (iii) all directors who are not executive officers as a group and (iv) all non-executive officer employees as a group. The options shown below are not necessarily indicative of the number of options that may be granted in the future.

                               NEW PLAN BENEFITS

                                                                     NUMBER OF
NAME & POSITION                                  DOLLAR VALUE ($)(1)  OPTIONS
---------------                                  ------------------- ---------
K. Eugene Shutler                                       $--                --
Chairman/Chief Executive Officer
Nancy H. Galgas                                          --            814,000
Chief Financial Officer/Secretary/Treasury
James E. O'Brien                                                       814,000
Chief Operating Officer
Dana I. Arnold                                           --                --
Former Acting CEO/Former Asst. Secy./Former
 Director
Jeffrey A. Safchik                                       --                --
Former Chairman/Former CEO/Former
 Treasurer/Former Secy.
John A. Edling                                           --                --
Director/CEO, President, Treasurer and Secy. of
 Dycam
All Executive Officers as a group                        --          1,628,000
All Non-Executive Officer Directors as a group           --                --
Non-Executive Officer Employees as a group               --          1,294,000

--------
(1) Based on the difference between the exercise price and the "bulletin board" price immediately prior to the grants.

RECOMMENDATION AND VOTE

  The affirmative vote of a majority of the outstanding Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal. To have adequate shares for the 1996 Plan, Proposal No. 2 must be approved. All proxies received by the Company will be voted to approve this Proposal unless a contrary vote is indicated on the enclosed proxy card.

  IDI, as beneficial owner of 4,479,427 shares (approximately 50.6% of the outstanding shares) of the Company's Common Stock (including 132,000 shares held by Greenstreet Partners, an affiliate of IDI), has advised the Company that it (and Greenstreet Partners) intends to vote all of such shares in favor of the Proposal. Accordingly, the Proposal is expected to be approved.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        THE ADOPTION OF THE 1996 PLAN.

                                PROPOSAL NO. 4

                           RATIFICATION OF AUDITORS

  Corbin & Wertz has been selected by the Board of Directors to serve as the independent auditors for the Company for the year ending December 31, 1997. This firm was engaged in February 1997 to act as independent auditors for the Company for the year ended December 31, 1996, and in June 1996 to act as independent auditors for the Company for the year ended December 31, 1995. Prior to the engagement of Corbin & Wertz, the Company did not consult with Corbin & Wertz regarding (i) the application of accounting procedures to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was the subject of a disagreement with or a reportable event regarding the registrant's former independent public accountants.

  Coopers & Lybrand L.L.P. resigned as independent accountants to the Company effective March 29, 1996. The Board of Directors took no action in respect of the resignation of Coopers & Lybrand L.L.P. During the most recent fiscal year and subsequent interim period prior to March 29, 1996, there have been no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. Coopers & Lybrand did not serve the Company as independent accountants for any prior period.

  Coopers & Lybrand L.L.P.'s report on the financial statements for the fiscal year ended December 31, 1994 includes an explanatory paragraph concerning substantial doubt about the ability of the registrant to continue as a going concern. Otherwise, during the time period during which it was engaged as independent accountants for the registrant, Coopers & Lybrand's report contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to any uncertainty, audit scope or accounting principle.

  A representative of Corbin & Wertz will be present at the Meeting and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

RECOMMENDATION AND VOTE

  The affirmative vote of a majority of the outstanding Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal. All proxies received by the Company will be voted to approve this Proposal unless a contrary vote is indicated on the enclosed proxy card.

  IDI, as beneficial owner of 4,479,427 shares (approximately 50.6% of the outstanding shares) of the Company's Common Stock (including 132,000 shares held by Greenstreet Partners, an affiliate of IDI), has advised the Company that it (and Greenstreet Partners) intends to vote all of such shares in favor of the Proposal. Accordingly, the Proposal is expected to be approved.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                         THE APPROVAL OF THIS PROPOSAL

                                PROPOSAL NO. 5

                             SALE OF FYI BUSINESS

GENERAL; BACKGROUND OF THE PURCHASE AGREEMENT

  The Company and FYI have entered into an Asset Purchase Agreement (the "Purchase Agreement") dated as of January 31, 1997, with Hasco International, Inc. ("Hasco"), providing for the sale of substantially all the operating assets of FYI to Hasco and certain related transactions (the "FYI Sale"). Hasco operates First Foto, a competitor of FYI in the newborn hospital photographic business. The principal executive office of Hasco is located at 3613 Mueller Road, St. Charles, Missouri 63301; telephone: (314) 770-0275.

  Faced with the failure of FYI to achieve profitable operations and positive cash flow and its inability to obtain additional financing to fund future operating losses and working capital and capital expenditure requirements, the Company began in July 1996 to consider potential reorganization and business combination transactions with a view to avoid insolvency and maximize the value of the Company to the stockholders. Although FYI's revenues increased from $436,000 in 1995 to $2,220,000 in 1996, its net loss increased from $2,714,000 in 1995 to $2,786,000 in 1996. Representatives of the Company explored a number of alternative proposals and initiated discussions with a number of persons who were believed to have a potential interest in acquiring the FYI business. The discussions with Hasco that led to the execution of the Purchase Agreement were initiated in August 1996 by Directors Porter and Shutler with David Lobel of Sentinel Capital Partners, which controls Hasco.

  Following negotiations between the parties, a letter of intent (the "Letter of Intent") was entered into on December 13, 1996, which set forth the principal terms of the Purchase Agreement and related agreements that had been preliminarily agreed upon at that date. The parties then proceeded to negotiate and prepare definitive documentation for the FYI Sale, including the Purchase Agreement.

  The negotiations between the Company and Hasco were conducted on an arms' length basis between the managements of the two companies together with their legal advisers. Neither party was represented by an investment banking firm or other financial intermediary in the negotiations. Hasco insisted that the transaction be structured as an asset sale for cash consideration, a portion of which will be payable in installments, and management of the Company believes that it would not have been possible to consummate a business combination on any other terms. The Company has conducted what it considers to be a customary investigation of Hasco and its business and financial condition in connection with the negotiation and execution of the Purchase Agreement and verification of the representations and warranties made by Hasco in the Purchase Agreement.

     APPROVAL OF THE FYI SALE BY THE BOARD OF DIRECTORS; RECOMMENDATION TO
        STOCKHOLDERS; AGREEMENT BY IDI TO VOTE IN FAVOR OF THE FYI SALE

  Management of the Company and FYI recommended the approval of the FYI Sale to the Board of Directors, which approved the Letter of Intent at a meeting on December 9, 1996, and the Purchase Agreement by a unanimous written consent dated as of February 4, 1997. Prior to these approvals, the non-employee directors of the Company had been kept apprised of the negotiations leading to the execution of the Letter of Intent and the

Purchase Agreement, and management considered their input in the course of the negotiations. Following discussions at the December 9, 1996 Board meeting and other informal discussions between the officers of the Company and the various non-employee directors, the Board of Directors unanimously approved the FYI Sale on the terms contemplated by the Letter of Intent and the Purchase Agreement, respectively, as being in the best interests of the Company its stockholders and recommended that the FYI Sale be proposed to the stockholders for their approval.

  In making these determinations and in evaluating the fairness of the FYI Sale, the Board of Directors considered a number of factors. The Board of Directors did not assign any relative or specific weights to the factors considered. Among other things, the Board of Directors considered the following:

  1. The inability of the Company to obtain financing sufficient to enable it to sustain its operations, achieve positive cash flow, and avoid insolvency;

  2. The merits of another proposal to acquire the FYI operation, which the Board of Directors deemed less likely to be consummated;

  3. The ability of Hasco to both complete the transaction and meet its payment obligations in connection therewith; and

  4. The price and terms, including the interim financing offered by Hasco pending completion of the sale and the price in relation to other purchases of hospital baby picture companies in the past.

  Prior to its approval of the transaction, the Board of Directors did not obtain or evaluate any reports, opinions or appraisals from any third parties in connection with its consideration and approval of the FYI Sale. However, the Company subsequently obtained an opinion from L. H. Friend, Weinress, Frankson & Presson, Inc. See "Opinion of Financial Advisor."

  Section 271 of the General Corporation Law of the State of Delaware requires an affirmative vote by the holders of a majority of the outstanding shares of Common Stock for the approval of the FYI Sale.

  The Board is of the opinion that this Proposal is in the best interests of the Company and recommends a vote for the approval of this proposal.

  IDI, as beneficial owner of 4,479,427 shares (50.6%) of the Company's outstanding Common Stock (including 132,000 shares held by Greenstreet Partners, an affiliate of IDI) has indicated in writing to Hasco and the Company its intention to vote all of its shares in favor of the FYI Sale. Accordingly, more than 50% of the outstanding Common Stock will be voted in favor of the Proposal. IDI, as the holder of all of the issued and outstanding shares of the Company's Series A Preferred Stock and Series B Preferred Stock, has previously given its approval of the FYI Sale and the encumbrance of FYI's assets to secure the loans made by Hasco to FYI described below.

                 INTERESTS OF CERTAIN PERSONS IN THE FYI SALE

  Except as described in this Proxy Statement, there are no contracts or arrangements with any director or executive officer of the Company, FYI or any other affiliate of the Company pursuant to which the consummation of the FYI Sale will result in a benefit to such person other than an increase in the value of such person's securities of the Company commensurate with any increase in value of the Common Stock generally. As described below, the Purchase Agreement provides for Dycam and Hasco to enter into a contractual arrangement at the Closing (as defined below) of the Purchase Agreement. In addition, a portion of the proceeds from the sale of the FYI will be used to partially satisfy indebtedness of the Company to certain of its affiliates, IDI and Dycam. See "Certain Related Party and Other Transactions."

            TERMS OF THE PURCHASE AGREEMENT AND RELATED AGREEMENTS

  The detailed terms of and conditions to the FYI Sale are contained in the Purchase Agreement and related agreements and instruments, copies of which may be obtained without charge upon written or oral request by a stockholder of the Company. Such a request should be made to Ms. Julie Barker, Styles On Video, Inc., 667 Rancho Conejo Boulevard, Newbury Park, California 91320; telephone: (805) 375-0996; fax: (805) 376-8364. Such copies will be sent by first class mail or other equally prompt means within one business day of receipt of such request. The following summary description of the terms of the Purchase Agreement and related agreements and instruments is qualified in its entirety by, and made subject to, the more complete information set forth in the Purchase Agreement and such other agreements and instruments.

  Parties to the Purchase Agreement-The Company and Hasco Holdings Corp., a Delaware corporation of which Hasco is a wholly owned subsidiary ("Hasco Holdings"), are also parties to the Purchase Agreement. The representations and warranties made in the Purchase Agreement with respect to FYI and its business are made jointly and severally by FYI and the Company, and the Purchase Agreement provides for the Company to be jointly and severally liable with FYI for the obligations of FYI under the Purchase Agreement. Similarly, the representations and warranties made in the Purchase Agreement with respect to Hasco are made jointly and severally by Hasco and Hasco Holdings, and the Purchase Agreement provides for Hasco Holdings to be jointly and severally liable with Hasco for the obligations of Hasco under the Purchase Agreement.

  Closing Date-The closing of the FYI Sale (the "Closing") will occur as soon as practicable following the Meeting, subject to the approval of the FYI Sale by the stockholders of the Company and the satisfaction of certain other conditions specified in the Purchase Agreement.

  Purchased Assets-The assets of FYI to be sold to Hasco (the "Purchased Assets") include substantially all the operating assets of FYI, excluding certain intellectual property rights owned by FYI (the "FYI Intellectual Property"). The Purchased Assets will include, without limitation, all cash and cash equivalents, hospital contracts, machinery and equipment, accounts receivable, all intangible property of FYI other than the FYI Intellectual Property and certain other contractual rights of FYI.

  Sublease-At the Closing, Hasco and FYI will enter into a sublease (the "Sublease") pursuant to which Hasco will sublet FYI's principal operating facility in Newbury Park, California (the "FYI Premises") from the date of the Closing (the "Closing Date") through December 31, 1998. The rental payments under the Sublease will be approximately equal to FYI's occupancy costs under the primary lease agreement, which expires May 31, 2000. The Company intends either to negotiate an early termination of the lease with the landlord or to seek a subtenant for the remaining balance of the lease. No assurances can be given that the Company will be able to negotiate a termination of the lease or a future sublease on favorable terms.

  Intellectual Property License-At the Closing, FYI will grant a license (the "FYI License") to Hasco with respect to the FYI Intellectual Property for use in the newborn portrait, photography and imaging business in North America and Australia on an exclusive basis and in other territories on a nonexclusive basis. The FYI License will be perpetual and royalty-free.

  Dycam Master Agreement-At the Closing, FYI and Dycam will terminate their existing contractual relationships involving the use by FYI of Dycam's cameras, software and other supporting goods and services, and Hasco and Dycam will enter into a Dycam Master Agreement (the "Dycam Master Agreement"), with respect to the assumption of FYI's digital camera lease obligations to Dycam, the leasing by Hasco of additional Dycam digital cameras, a royalty-free license of certain digital camera technology by Dycam to Hasco, certain hardware and software support services to be provided by Dycam for a three-year period commencing on the Closing Date and certain additional terms. Under the Dycam Master Agreement, Hasco will be required to pay Dycam specified leasehold payments for leased cameras, a $300,000 fee (payable quarterly over a three-year period) for the support services and the cost of certain hardware upgrades. Dycam and Hasco are continuing to negotiate certain of the terms of the Dycam Master Agreement. The existing contractual relationship between

FYI and Dycam provides that Dycam shall receive revenue from cameras leased or sold to FYI, as well as a license fee calculated at 7.5% of FYI's sales. Payment of the license fee is deferred by agreement for the period May 1, 1996 through April 30, 1997. The existing FYI license fee deferral was approximately $20,000 per month as of April 30, 1997. Under the Dycam Master Agreement with Hasco, Dycam will receive $25,000 per quarter from Hasco for a period of three years. Based on the monthly license fee as of April 30, 1997, Dycam's license revenue would decrease by approximately $140,000 per year under the new agreement with Hasco. Dycam, however, has not historically recognized revenues related to deferred license fees. It is their policy to recognize the revenues when the fees are paid. It is the Company's intention to pay deferred license fees payable to Dycam at the closing of the FYI Sale. Hasco will not assume any of the amount owed to Dycam for deferred license fees. Hasco intends, however, to assume all of the remaining obligations payable pursuant to the existing camera leases between FYI and Dycam.

  Assumption and Retention of Liabilities-With certain exceptions, at the Closing, Hasco will assume substantially all obligations of FYI under all hospital and other specified contracts that are included in the Purchased Assets and substantially all of FYI's trade payables and commission obligations. Hasco will not assume, and FYI will remain liable for, certain hospital guarantee payments and certain commission payments that may be payable under a specified contract.

  Option to Purchase Dycam Stock-The Purchase Agreement provides for the Company, at the Closing, to deliver to Hasco an option (the "Dycam Option") permitting Hasco to purchase from the Company that number of shares of Dycam common stock equal to 4.9% of the outstanding shares of the common stock of Dycam on the Closing Date. As of the date of the Purchase Agreement, 4.9% of the outstanding shares of Dycam common stock was 152,921 shares. The purchase price of the Dycam Option will be equal to the average closing price for Dycam common stock during the period from January 31, 1997 (the date of the Purchase Agreement) to the Closing Date. The Dycam Option will expire on the third anniversary of the Closing Date.

  Covenant Not to Compete and Confidentiality Agreement-At the Closing, FYI and the Company will execute and deliver to Hasco a Covenant Not to Compete and Confidentiality Agreement (the "Noncompetition Agreement"). The Noncompetition Agreement will prohibit FYI and the Company from engaging in North America or Australia in the newborn portrait, photography or imaging business, or any other service business competitive with the business of Hasco as constituted on the Closing Date, for a period ending on the fifth anniversary of the Closing Date. The Noncompetition Agreement will also require FYI and the Company to maintain the confidentiality of certain proprietary information included in or relating to the Purchased Assets.

  Consideration, Terms of Payment and Adjustments-The consideration payable by Hasco to FYI under the Purchase Agreement will be $4,533,060, subject to adjustment as described below, payable $3,468,060 in cash at the Closing and $1,065,000 in 12 quarterly installments of $88,750 each commencing on the third month anniversary of the Closing Date. The amount of the consideration was determined by the parties through negotiation. In negotiating the consideration amount, the parties used a formula (the "Valuation Formula") for valuing hospital contracts based in part on the number of live births at each hospital serviced by FYI on December 13, 1996 (the date of the Letter of Intent).

    Adjustment for Hospital Terminations-The consideration amount is subject to downward adjustment based on the termination of hospital contracts included in the Purchased Assets during the period from December 13, 1996 through the first anniversary of the Closing Date. The amount of any such adjustments will be determined using the Valuation Formula amount for the terminated hospital multiplied by the Applicable Percentage. The Applicable Percentage initially will be 100% and will decline in 25 percentage point increments on the three-, six- and nine-month anniversaries of the Closing Date. Any adjustments for terminated hospital contracts will be offset against the Closing payment or the next quarterly installment due. If (i) FYI executes any hospital contract between December 13, 1996 and February 28, 1997, and (ii) prior to June 30, 1997, an operational camera is installed in such hospital and sales material is being provided to the mothers of newborn infants in such hospital, a credit will be established, using the Valuation Formula. Such credits will be used to offset any downward adjustments in the consideration amount that would otherwise result from the termination of any other hospital contract, but these credits will not otherwise result in any upward adjustment of the consideration amount.

    Adjustment for Operations Prior to Closing-The amount of the payment due at Closing will be subject to downward adjustment by (i) the amount of excluded trade payables and other excluded liabilities that may be assumed by Hasco, (ii) the amount by which the principal amount of the Hasco Loan (as defined below) exceeds the lesser of $6,000 per day for each day during the period from January 15, 1997 through the Closing Date and $540,000,
  (iii) the amount by which certain specified liabilities of FYI on January 31, 1997 exceed the amount of such liabilities on the Closing Date, (iv) the amount of certain non-ordinary course expenses incurred by FYI between January 31, 1997 and the Closing Date and (v) the amount by which certain balance sheet asset accounts on the Closing Date are less than the respective amounts set forth in the Purchase Agreement. This adjustment at Closing will be based on preliminary estimates by the parties, with a final reconciliation and adjustment to be completed after the Closing.

  The amount of estimated proceeds, $4,043,060, is based on the sale price of $4,533,060 less adjustments for estimated liabilities of approximately $415,000 assumed by the buyer at the closing (including $200,000 of the anticipated $740,000 to be borrowed pursuant to the Hasco loan agreement). The Company cannot estimate the amount of adjustments to proceeds related to future contract terminations which may occur during the twelve months following the closing of the sale. The Company does not expect any other significant adjustments at this time.The obligation of Hasco to make the installment payments of the consideration amount will not be secured, and FYI will be a general unsecured creditor of Hasco in the event of a default in payment. However, the installment payments may be accelerated by FYI if Hasco does not make one or more installment payments or does not satisfy one or more assumed liabilities (in each case following notice and an opportunity to cure) or in the event of certain changes of control in Hasco. Substantially all the assets of Hasco, including the Purchased Assets, are and will continue to be subject to liens in favor of secured creditors. Based on the representations and warranties of Hasco and Hasco Holdings to the Company and FYI, as of September 30, 1996, Hasco Holdings had total consolidated assets of $31,639,000, consolidated working capital of ($6,746,000) and consolidated stockholders' equity of ($16,696,000).

  Interim Loans from Hasco to FYI-On January 22, 1997, Hasco loaned to FYI $60,000, pursuant to a 10% per annum interest-bearing promissory note due January 31, 1997, secured by a first priority security interest in FYI's hospital contracts and proceeds thereof. The Company executed this promissory note as a co-maker. IDI, a senior secured lender to FYI, agreed to subordinate its rights to the rights of Hasco in connection with this loan. On January 31, 1997, Hasco and FYI entered into a Loan Agreement (the "Loan Agreement") pursuant to which Hasco will prior to the Closing lend to FYI up to $180,000 per month, up to a maximum of $540,000 (the "Hasco Loan"). An initial funding of $120,000 was made upon the execution and delivery of the Loan Agreement, and the principal balance of and accrued interest on the prior $60,000 promissory note were added to the Hasco Loan balance. Borrowings under the Loan Agreement may be used by FYI only to fund its current operating cash shortfalls, and the Company has executed the Loan Agreement and related promissory note as a co-borrower and co-maker. Borrowings under the Loan Agreement accrue interest at the rate of 10% per annum and are secured by a first priority security interest in FYI's hospital contracts and proceeds thereof. At the request of FYI, Hasco may, but is not obligated to, lend additional amounts to FYI. In April 1997, Hasco increased the maximum borrowing amount under the loan agreement to $740,000, and extended the due date of the loan to not later than June 1, 1997. In April 1997, FYI borrowed an additional $100,000 from Hasco pursuant to the loan agreement.

  All amounts due under the Loan Agreement will be cancelled at the Closing through the assumption of these liabilities by Hasco. The consideration amount will not be subject to reduction for the amount cancelled, except as described above under "Consideration, Terms of Payment and Adjustments--Adjustment for Operations Prior to Closing." If the Purchase Agreement is terminated or the Closing has not occurred by April 22, 1997, all amounts under the Loan Agreement will become due and payable on the ninetieth day following such termination or "cut off" date. In April 1997, the April 22, 1997 date was extended to June 1, 1997. Amounts due under the Loan Agreement may become due and payable prior thereto if one or more specified events of default have occurred, which include breaches of representations and warranties or covenants in the Loan Agreement or the Purchase Agreement.

  The Loan Agreement imposes a number of restrictive covenants on FYI concerning permitted payments, incurrence of liens or indebtedness and the operation of its business.

  Representations and Warranties-The Purchase Agreement contains representations and warranties by the various parties relating to, among other things, (a) proper organization and similar corporate matters, (b) the authorization, performance and enforceability of the Purchase Agreement and ancillary instruments and agreements, (c) the financial statements and financial condition of FYI, Hasco and Hasco Holdings, respectively, (d) governmental authorizations and contractual approvals required to effect the FYI Sale, (e) the absence of conflicts between the Purchase Agreement and related transactions and various legal requirements, contractual obligations and charter documents and (f) the absence of fees payable to third parties arising from the Purchase Agreement. The Purchase Agreement contains further representations and warranties by FYI and the Company with respect to the business, assets, and liabilities of FYI and the Company that the Company believes to be customary for similar negotiated transactions.

  Interim Covenants of the Parties; Conduct of FYI Business Prior to the Closing-The parties to the Purchase Agreement have agreed, among other things, that each party will seek to obtain all necessary contractual consents and approvals necessary to consummate the Closing. FYI has further agreed to conduct its operations prior to the Closing in the ordinary course of business substantially consistent with past practice, not to enter into a contract with any hospital with less than 500 annualized births or if Hasco reasonably objects to the entering into of such contract, and to provide Hasco with certain financial statements and information. The Company and FYI have further agreed not to solicit or participate in any negotiations concerning any transactions to effect a business combination involving the FYI business with another party or sell the FYI business to another party and to permit Hasco to investigate such matters relating to FYI and its assets as Hasco deems necessary, subject to certain confidentiality obligations.

  Conditions to Closing-The respective obligations of the parties to consummate the FYI Sale are subject to the following conditions, among others, any or all of which may be waived by a party at its discretion to the extent permitted by applicable law: (a) the FYI Sale shall have been approved by the stockholders of the Company; (b) each party to the Purchase Agreement shall have performed in all material respects all of its respective obligations under the Purchase Agreement required to be performed at or prior to the Closing; (c) all representations and warranties of each party made in the Purchase Agreement shall be true and correct in all material respects at the date of the Purchase Agreement and the date of the Closing, subject to certain contemplated changes; (d) all consents of and waivers and approvals from contractual parties shall have been obtained with respect to each party to the Purchase Agreement; and (e) no action by any governmental authority or other person shall have been instituted or threatened challenging the validity or legality of the transactions contemplated by the Purchase Agreement or which could reasonably be expected to damage the other parties to the Purchase Agreement.

  The primary contractual consents required on behalf of the Company and FYI are the consent to the Sublease of the landlord for the FYI Premises, the consent of Dycam to the Dycam Master Agreement and the Dycam Option, the release of liens on the Purchased Assets by IDI. The only contractual consent required on behalf of Hasco is the consent of certain of its lenders.

  Termination of Purchase Agreement-The Purchase Agreement may be terminated prior to the Closing by (a) mutual agreement, (b) by FYI or Hasco if the Closing has not occurred by May 30, 1997, (c) either party if any condition to the terminating party's obligations to close the FYI Sale has become incapable of satisfaction. No party may terminate the Purchase Agreement for a reason set forth in (b) or (c) above if the failure of the Closing to occur any condition to be satisfied is attributable to the breach of the Purchase Agreement by such party.

  FYI and the Company will be required to pay $400,000 to Hasco if, within 12 months after any termination of the Purchase Agreement, a transaction is consummated involving any acquisition of all or any significant part of the business or properties or capital stock of the Company or FYI, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise, except for certain reorganization transactions among affiliated entities.

  Indemnification-The Purchase Agreement provides for FYI and the Company to indemnify Hasco and certain parties related to it against various liabilities, obligations, costs and expenses arising out of, resulting from or incident to breaches of representations and warranties made in or pursuant to the Purchase Agreement, breaches of covenants or agreements made in or pursuant to the Purchase Agreement, certain litigation or other proceedings in connection with the FYI Sale and excluded liabilities.

  The Purchase Agreement provides for Hasco and Hasco Holdings to indemnify FYI, the Company and certain of their related parties against various liabilities, obligations, costs and expenses arising out of, resulting from or incident to breaches of representations and warranties made in or pursuant to the Purchase Agreement, breaches of covenants or agreements made in or pursuant to the Purchase Agreement and assumed liabilities.

  Release of Claims and Settlement of Pending Litigation-Upon the execution of the Purchase Agreement, each of the Company, FYI and Dycam entered into a mutual release with Hasco with respect to all claims arising between them prior to the execution of the Purchase Agreement, including those claims asserted in certain litigation then pending between FYI and Hasco.

                                USE OF PROCEEDS

  The proceeds of the FYI Sale, net of transaction costs, and satisfaction of FYI's obligations (excluding its indebtedness to IDI), will not be sufficient to fully repay the Company's and FYI's obligations to IDI, or to fully satisfy the Company's other liabilities to its creditors. IDI has a first priority security interest in all remaining assets of the Company, including the remaining net proceeds from the FYI Sale, except for the second priority position it holds on the shares of Dycam common stock owned by the Company.

  In order for the Company to continue its operations after the FYI Sale, it will be required to obtain additional financing from IDI or other sources, or IDI will need to consent to postpone the repayments due from the Company and FYI on all or part of the Company's and FYI's notes payable to IDI. Neither IDI nor any other sources have indicated a willingness to loan additional funds to the Company. Additionally, IDI has not indicated an intention to consent to the postponement of the repayment it is entitled to on the Notes payable to IDI from the Company and FYI.

                               PRO FORMA RESULTS

  The following unaudited pro forma consolidated condensed balance sheet of the Company as of March 31, 1997 gives effect to the FYI Sale as if the transaction and certain expenses related thereto had occurred as of March 31, 1997. This pro forma information has been prepared using the historical consolidated financial statements of the Company and should be read in conjunction with the historical consolidated financial statements of the Company and notes thereto included in the Company's Form 10-QSB for the quarterly period ended March 31, 1997. Key assumptions and information related to the pro forma adjustments are:

    (1) the FYI Sale and expenses related thereto occurred as of March 31, 1997.

    (2) the $1,065,000 non-interest bearing note receivable from Hasco, received as a portion of the purchase price, has been discounted to $910,000, using an annual discount rate of 10%, to reflect the note at its present value.

    (3) the gain on the FYI Sale is approximately $3,522,000, as follows:

     Cash at closing............................................... $3,468,000
     Agreed-upon adjustments to purchase price.....................   (490,000)
     Note receivable, non-interest bearing.........................  1,065,000
     Discount to reflect imputed interest..........................   (155,000)
                                                                    ----------
     Total consideration...........................................  3,888,000
     Less:
     Basis in net assets...........................................   (104,000)
     Value of Dycam option.........................................     20,000
     Transaction costs.............................................    450,000
                                                                    ----------
     Gain of sale.................................................. $3,522,000
                                                                    ==========

    (4) At this time, the Company intends to use the immediate net cash proceeds of the FYI Sale as follows:

     Cash portion of purchase price................................ $3,468,000
     Less agreed-upon adjustments to purchase price................   (490,000)
     FYI accounts payable and accrued liabilities not assumed at
      closing......................................................   (521,000)
     Note payable to plaintiff class...............................   (250,000)
     Short-term notes payable to IDI...............................   (927,000)
     Current maturities on long-term debt payable to IDI...........   (500,000)
     Transaction costs.............................................   (450,000)
                                                                    ----------
     Remaining cash balance from transaction....................... $  330,000
                                                                    ==========

                             STYLES ON VIDEO, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1997
                                  (UNAUDITED)

                                                      PRO FORMA    PRO FORMA
                                        HISTORICAL   ADJUSTMENTS    RESULTS
                                       ------------  -----------  ------------
                ASSETS
                ------
Current assets:
  Cash and cash equivalents........... $    450,000  $   330,000  $    780,000
  Net assets of discontinued
   operations.........................     (104,000)     104,000             0
  Current portion of note receivable..            0      310,000       310,000
  Other current assets................      531,000                    531,000
                                       ------------  -----------  ------------
    Total current assets..............      877,000      744,000     1,621,000
Property and equipment, net...........      461,000                    461,000
Long-term receivables, net and other
 assets...............................       27,000                     27,000
Goodwill, net.........................    4,681,000                  4,681,000
Debt issuance costs, net..............       91,000                     91,000
Note receivable.......................            0      600,000       600,000
                                       ------------  -----------  ------------
    Total assets...................... $  6,137,000  $ 1,344,000  $  7,481,000
                                       ============  ===========  ============
 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
Current liabilities:
  Accounts payable and accrued
   expenses........................... $    997,000  $  (521,000) $    476,000
  Accrued interest payable............      503,000                    503,000
  Accrued interest payable............      367,000                    367,000
  Customer advances...................      868,000                    868,000
    Current maturities of long-term
     debt.............................    2,500,000     (500,000)    2,000,000
  Notes payable.......................    1,206,000   (1,177,000)       29,000
                                       ------------  -----------  ------------
    Total current liabilities.........    6,441,000   (2,198,000)    4,243,000
Long-term debt........................      450,000                    450,000
Minority interests in consolidated
 subsidiaries.........................      408,000                    408,000
                                       ------------  -----------  ------------
    Total liabilities.................    7,299,000   (2,198,000)    5,101,000
Commitments and contingencies
Stockholders' equity:
  Preferred stock, Series A...........            0
  Preferred stock, Series B...........            0
  Common stock........................        4,000                      4,000
  Additional paid-in capital..........   16,237,000       20,000    16,257,000
  Accumulated deficit.................  (17,403,000)   3,522,000   (13,881,000)
                                       ------------  -----------  ------------
  Total stockholders' equity..........   (1,162,000)   3,542,000     2,380,000
                                       ------------  -----------  ------------
    Total liabilities and
     stockholders' equity............. $  6,137,000  $ 1,344,000  $  7,481,000
                                       ============  ===========  ============

                       TAX AND ACCOUNTING CONSIDERATIONS

  For accounting purposes, the FYI Sale will be treated as a sale of assets. The Company has not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service regarding the federal income tax consequences of the FYI Sale. The Company, however, believes that FYI will recognize a gain on the sale. The Company and FYI do not expect to have any resultant federal or state income tax liabilities due to the availability and anticipated utilization of net operating losses and related net operating loss carryforwards.

                         OPINION OF FINANCIAL ADVISOR

  The Company engaged L.H. Friend, Weinress, Frankson & Presson, Inc. ("L.H. Friend") on February 12, 1997, to render an opinion with respect to the sale of FYI. Marshall Geller, a director of the Company, is a stockholder and director of L.H. Friend. L.H. Friend was not retained to provide any other investment banking services unrelated to its fairness opinion, and did not participate with the Company in any search for other potential acquirors. L.H. Friend provided to the Board of Directors its oral opinion on March 7, 1997, that, as of that date, the compensation to be received by the Company upon the consummation of the FYI Sale, was fair to the Company's non-control shareholders from a financial point of view. L.H. Friend's oral opinion was subsequently confirmed in a written opinion dated March 31, 1997. The full text of the opinion of L.H. Friend, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached as Exhibit C to this Proxy Statement and is incorporated herein by reference. Shareholders are urged to read the opinion carefully and in its entirety. The summary of the opinion of L.H. Friend set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion.

  The terms of the sale of FYI were determined through arms-length negotiations between the Company and Hasco. L.H. Friend did not participate in the negotiations and was not requested to and did not make any recommendation to the Board regarding the terms of the Sale. In addition, L.H. Friend's opinion is directed only to the fairness of the Sale from a financial point of view to the non-control shareholders of the Company and does not constitute a recommendation to any shareholder of the Company as to how to vote at the Special Meeting.

  In connection with its opinion, among other things, L.H. Friend (i) discussed the FYI Sale and related matters with the Company's management, (ii) reviewed the Asset Purchase Agreement, (iii) reviewed drafts of documents to be filed by the Company with the Securities and Exchange Commission for the fiscal years ended December 31, 1995; the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1996; and the Company's preliminary Proxy Statement dated February 21, 1997; (iv) reviewed unaudited internal financial statements for FYI for the periods ending December 31, 1995 and December 31, 1996; (v) reviewed pro forma financial data of the Company and FYI; (vi) reviewed certain financial projections of the Company and FYI prepared by management of the Company and examined certain other operating and financial information concerning the businesses of the Company and FYI; (vii) analyzed certain publicly available financial and market data of certain other similar companies having publicly traded securities and compared it to financial data regarding the Company; and (viii) performed such other studies, analyses, inquiries and investigations as it deemed appropriate. L.H. Friend was not asked to verify the solvency or liquidity of SOV post-sale of FYI and therefore the opinion does not address this issue.

  In rendering its opinion, L.H. Friend relied upon the accuracy and completeness of all financial and other information that was supplied to L.H. Friend and assumed that there has been no material change in the assets, financial condition and business prospects of the Company and FYI since the date of the most recent financial statements made available to L.H. Friend. With respect to financial projections for the Company and FYI, L.H. Friend assumed that such projections were reasonably prepared and reflect the best currently available estimates of the future financial results and conditions of the Company and FYI.

  The following is a brief summary of the various financial information analyzed or otherwise considered by L.H. Friend in connection with rendering its opinion:

  (i) Comparison with Selected Companies. L.H. Friend reviewed and compared selected historical stock market and financial statistics for the Company and FYI to the corresponding data and statistics of four publicly traded companies in the digital photographic and photographic portrait industries; American Studios, Inc., CPI Corp., Hauppauge Digital, Inc., and PCA International, Inc., (the "Comparable Group"). L.H. Friend examined certain publicly available financial data and statistics of the Comparable Group and the Company, including revenue, gross profit, earnings before interest and taxes ("EBIT"), EBIT plus depreciation and amortization ("EBITDA"), book value, gross profit margins, EBIT margins, EBITDA margins, pretax margins, net income margins and the multiple of Total Enterprise Value (defined as the market value of the common equity, plus total debt, less cash and equivalents) to revenue, gross profit, EBIT and EBITDA. In addition, L.H. Friend examined the multiples of total market value of common equity to book value and the stock price per share divided by earnings per share (the "P/E ratio"). With the exception of P/E ratio, all of the multiple comparisons were done for the latest 12 months of reported results. P/E ratios were compared both for the latest 12 months of reported results and for publicly available brokerage analysts' estimates of earnings per share for each company's next fiscal year and the following fiscal year, if available.

  The Total Enterprise Value multiple range averages for the Comparable Group were 0.7 times revenue, 2.7 times gross profit, 9.5 times EBITDA, and 13.4 times EBIT. The multiple range average was 3.4 times for book value and the P/E ratios range average was 23.9 times for the latest 12 months, 19.0 times earnings for the next fiscal year (estimates were only available for CPI Corp. and PCA International), and was 11.3 times for the following fiscal year (estimates were only available for CPI Corp. and PCA International). L.H. Friend then applied these average multiples to FYI's financial results for the twelve months ended December 31, 1996 and resulted in an implied value of FYI ranging from $1.47 million based on the revenue multiple and $1.52 million based on the gross profit multiple. The values for EBITDA, EBIT, Book Value, P/E ratio, and forward P/E ratios were negative based of FYI's lack of profitability.

  None of the Comparable Group companies is substantially similar to the Company. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in historical financial and operating characteristics of the companies, the projected financial results of the companies, and other factors that could affect the public trading value of the companies. These factors, together with the Company's lack of historical profitability and prospects for future profitability, make it difficult to derive meaningful information from the above analysis.

  (ii) Selected Mergers and Acquisitions Transactions--Multiple Analysis. L.H. Friend also reviewed the consideration paid in selected acquisition transactions of companies in the digital photographic and photographic industries. Specifically, L.H. Friend reviewed the following transactions; the acquisition of HASCO by an Investor Group, the acquisition of 51% of Fox Photo, Inc. (a subsidiary of CPI Corp.) by Eastman Kodak Co., Inc., the acquisition of 16.1% of CPI Corp. in a share repurchase by CPI Corp., and the acquisition of American Studios, Inc. by PCA International, Inc. L.H. Friend calculated Transaction Value to sales, EBITDA and EBIT multiples. The indicated average and median Transaction Value multiples were 0.7 times and
0.7 times for sales, 8.2 times and 6.8 times for EBITDA, and 20.8 times and
9.3 times for EBIT, respectively. L.H. Friend then applied these average multiples to FYI's financial results for the twelve months ended December 31, 1996 and resulted in an implied value of FYI of $1.55 million based on the revenue multiple. The values for EBITDA and EBIT were negative based of FYI's lack of profitability. In addition, L.H. Friend compared the aforementioned multiples to those of this Sale. The resulting multiples were as follows:
Transaction Value to sales of 2.6 times, with EBITDA and EBIT values being negative due to the FYI's lack of profitability. L.H. Friend also noted that although four transactions were selected for the above analysis, only the acquisition of Hasco by an Investor Group was comparable to the Sale, therefore particular emphasis was placed on the comparison between the multiples paid in that transaction and those of the Sale. The multiples in the HASCO acquisition by an Investor Group were: Transaction Value to sales of 0.7 times, Transaction Value to EBITDA of 4.9 times and Transaction Value to EBIT of 5.7 times.

  Only one company or transaction used in the above analysis is substantially comparable to the Company as noted above. Accordingly, the comparable acquisition analysis of the remaining transaction values involves complex considerations and judgments concerning differences in historical financial and operating characteristics of the companies, the projected financial results of the companies, and other factors in relation to the acquisition value of the comparable acquisitions. These factors, together with the Company's lack of historical profitability and prospects for future profitability, make it difficult to derive meaningful information from those transactions. However, L.H. Friend did rely upon the Hasco transaction and the Transaction Value to sales multiple.

  (iii) Discounted Cash Flow Analysis. L.H. Friend performed a discounted cash flow analysis of the Company using cash projections provided to it by the Company and FYI. L.H. Friend calculated the present values of the estimated free cash flows of FYI through December 31, 1999 and the estimated terminal value of the FYI at the end of such date. In calculating the estimated terminal value, L.H. Friend utilized the average of the revenue multiples of the Comparable Group. The average multiple was 0.7 times and L.H. Friend's calculations utilized multiples 0.5 times, 0.7 times and 0.9 times. In calculating the present values of estimated free cash flows and estimated terminal value, L.H. Friend used implied discount rates of 22.2%, 27.2% and 35.5% respectively. These discount rates were chosen based on a weighted average cost of capital analysis of the Company and the Comparable Group. These calculations implied a present value of the Company of between $0.35 million and $1.33 million.

  L.H. Friend also conducted a discounted cash flow analysis of the note to be received by the Company in this transaction to estimate its present value. In calculating the present value of the note, L.H. Friend used implied discount rates of 22.2%, 27.2% and 32.2% respectively. These discount rates were chosen based on a weighted average cost of capital analysis of the Company and the Comparable Group. These calculations implied a present value of the note between $ 0.63 million and $0.72 million, and a total value of the Consideration of between $5.39 million and $5.49 million.

  (iv) Net Fair Market Value Analysis. L.H. Friend also evaluated the fair market value of the FYI's assets and liabilities. L.H. Friend calculated FYI's net fair market value to be zero. Specifically, the fair market value of the liabilities exceed the fair market value of the assets. L.H. Friend deemed this approach highly subjective and, accordingly, decreased its relative reliance on this approach.

  L.H. Friend was selected by the Company's Board of Directors based on L.H. Friends qualifications, experience, expertise, and reputation. As part of its investment banking business, L.H. Friend is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other transactions.

  Pursuant to a letter agreement dated as of February 12, 1997, the Company has paid L.H. Friend a fee of $37,500 for its services referred to above, including rendering its opinion, and has agreed to reimburse L.H. Friend for its reasonable expenses incurred in connection with its engagement by the Company. The Company has also agreed to indemnify L.H. Friend and its directors, officers, agents, employees, affiliates, and controlling persons against any loses, claims, or liabilities to which L.H. Friend becomes subject to in connection with its rendering of services, except those that arise from L.H. Friend's gross negligence or willful misconduct.

RECOMMENDATION AND VOTE

  The affirmative vote of a majority of the outstanding Common Stock is required to approve this Proposal. All proxies received by the Company will be voted to approve this Proposal unless a contrary vote is indicated on the enclosed proxy card.

  IDI, as beneficial owner of 4,479,427 shares (approximately 50.6% of the outstanding shares) of the Company's Common Stock (including 132,000 shares held by Greenstreet Partners, an affiliate of IDI), has advised the Company that it (and Greenstreet Partners) intends to vote all of such shares in favor of the Proposal. Accordingly, the Proposal is expected to be approved.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                       FOR THE APPROVAL OF THIS PROPOSAL

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Company for inclusion in its proxy statement and form of proxy by January 23, 1998. To assure that a stockholder's proposal is included in the proxy statement and form of proxy, it will be necessary for the stockholder to comply with the regulations of the SEC governing inclusion of such proposals in such documents. In addition, stockholders may directly nominate persons for director only by complying with the following procedure set forth in the Company's By-Laws: the stockholder must submit the names of such persons in writing to the Secretary of the Company not less than 50 days nor more than 90 days prior to the date of the annual meeting. The nominations must be accompanied by all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the name, record address, and class and number of shares of the Company owned by the stockholder making the nomination. A stockholder may properly bring business before the Annual Meeting of Stockholders only by complying with the following procedure set forth in the Company's By-Laws: the stockholder must submit to the Secretary of the Company, not less than 50 days nor more than 90 days prior to the date of the annual meeting, a written statement describing the business at the Annual Meeting, the name, record address, and class and number of shares of the Company owned by the stockholder making the submission, and a description of any material interest of the stockholder in such business. If, however, the annual meeting is held earlier than the first week in the month of November, such notices and nominations must be given on or before the later of (i) 50 days prior to the annual meeting and (ii) ten business days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission or press release to Dow Jones and Company or any similar service, of the earlier date of the annual meeting.

  Any such proposal should be communicated in writing to the Secretary of the Company at 667 Rancho Conejo Blvd., Newbury Park, CA 91320.

                               VOTING PROCEDURES

  At the Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the Meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your directions if the proxy is properly signed and returned to the Company at or before the Meeting. If no instructions are specified in the proxy with respect to any proposal, the shares represented thereby will be voted for the nominees for the Board Of Directors listed in this Proxy Statement. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the persons voting such proxy.

  A proxy may be revoked at any time prior to it being voted at the Meeting by delivering to the Secretary of the Company a signed writing revoking the proxy or a duly executed proxy bearing a later date, or by appearing and voting in person at the Meeting. The mere presence at the Meeting of a person appointing a proxy does not revoke the appointment. Please note that it is important to date your proxy because the last dated proxy will revoke any earlier dated proxies and will be the one that is voted at the Meeting.

  A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum. The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of election appointed by the Company. The nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting is required to ratify the appointment of the independent auditors. Abstentions will have no effect on the outcome of the vote for the election of directors in proposal 1, but will have the effect of being cast against each of proposals 2, 3 and 5 which must be approved by a majority of the outstanding Common Stock. Broker "non-votes" will have no effect on proposals 2, 3, 4 and 5 but will have the effect of being cast against proposal 1.

                                OTHER BUSINESS

  The Board of Directors does not know of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  This Proxy Statement incorporates by reference the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1996, and the Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1997, copies of which accompany this Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ K. Eugene Shutler
                                          Chairman of the Board and
                                          Chief Executive Officer

                                                                      EXHIBIT A

              AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

  RESOLVED, the Restated Certificate of Incorporation of Styles On Video, Inc. is amended by inserting an Article XI so that after Article X, there appears the following text:

                                  ARTICLE XI

    On the effective date of this amendment to the Restated Certificate of Incorporation (the "Effective Date"), the Common Stock of the Corporation will be reverse split on a one-for-ten basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as one-tenth of a share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split. In lieu thereof, each Stockholder whose shares of Common Stock are not evenly divisible by ten will receive one additional share of Common Stock for the fractional share that such Stockholder would otherwise be entitled to as a result of the Reverse Split.

                                                                      EXHIBIT B

                             STYLES ON VIDEO, INC.

                       1996 STOCK INCENTIVE OPTION PLAN

                                   ARTICLE 1

                            GENERAL PURPOSE OF PLAN

  The name of this plan is the Styles on Video, Inc. 1996 Incentive Stock Option Plan (the "Plan"). The purpose of the plan is to enable Styles on Video, Inc. (the "Company") and any Parent or any Subsidiary to obtain and retain the services of the types of employees, consultants, officers and Directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

                                   ARTICLE 2

                                  DEFINITIONS

  For purposes of the Plan, the following terms shall be defined as set forth below:

  "Administrator" shall have the meaning as set forth in Article 3.

  "Board" means the Board of Directors of the Company.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

  "Committee" means a committee of at least two Non-Employee Directors.

  "Company" means Styles on Video, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

  "Date of Grant" means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant.

  "Date of Purchase" means the date a Participant consummates the purchase of a Purchase Right.

  "Director" means a member of the Board.

  "Disability" means permanent and total disability as defined by the Administrator.

  "Election" shall have the meaning set forth in Section 10.3(b) of the Plan.

  "Eligible Person" means an employee, former employee, officer or consultant or (subject to the limitations set forth in Article 5) Director of the Company, any Parent or any Subsidiary.

  "Exchange Act" shall mean the Securities and Exchange Act of 1934.

  "Exercise Price" shall have the meaning set forth in Section 6.2 of the Plan.

  "Fair Market Value" per share at any date shall mean (i) if the Stock is listed on an exchange or exchanges, or admitted for trading in the NASDAQ National Market System ("NMS"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or on the NMS, as applicable, or if no sale was made on such day on such principal exchange or on the NMS, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or the NMS, as applicable; or (ii) if the Common Stock is not then traded on an exchange or in the NMS, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or (iii) if the Common Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Administrator.

  "Incentive Stock Option" means a Stock Option intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

  "Non-Employee Director" shall have the meaning ascribed to it in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act.

  "Non-Statutory Option" means a Stock Option intended to not qualify as an Incentive Stock Option.

  "Offeree" means an Eligible Participant who is granted a Purchase Right pursuant to the Plan.

  "Optionee" means an Eligible Participant who is granted a Stock Option pursuant to the Plan.

  "Parent" means any present or future corporation which would be a "parent corporation" as that term is defined in Section 424 of the Code.

  "Participant" means any Eligible Person selected by the Administrator, pursuant to the Administrator's authority in Article 3, to receive grants of Rights.

  "Plan" means the Styles on Video, Inc. 1996 Incentive Stock Option Plan, as the same may be amended or supplemented from time to time.

  "Purchase Price" shall have the meaning set forth in Section 7.2(b) of the Plan.

  "Purchase Right" means the right to purchase Stock granted pursuant to
Article 7.

  "Rights" means Stock Options and Purchase Rights.

  "Retirement" means retirement from active employment with the Company or any Parent or Subsidiary as defined by the Administrator.

  "Section 16(b) Person" shall mean a person subject to Section 16(b) of the Exchange Act.

  "Special Terminating Event" with respect to a Participant shall mean the death, Disability or Retirement of that Participant.

  "Stock" means the Common Stock, par value $0.001 per share, of the Company.

  "Stock Option" means any option to purchase shares of Stock granted pursuant to Article 6.

  "Subsidiary" means any present or future corporation which would be a "subsidiary corporation" as that term is defined in Section 424 of the Code.

  "Tax Date" shall have the meaning set forth in Section 10.3(b) of the Plan.

  "Ten Percent Stockholder" means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary.

  "Withholding Right" shall have the meaning set forth in Section 10.3(b) of the Plan.

                                   ARTICLE 3

                                ADMINISTRATION

SECTION 3.1 THE ADMINISTRATOR.

  (a) Administrator. The Plan shall be administered, at the option of the Board, by either (i) the Board; or (ii) the Committee (the group that administers the Plan is referred to as the "Administrator").

  (b) Powers in General. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan: (i) Stock Options; (ii) Purchase Rights; or (iii) any combination of the foregoing.

  (c) Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions;
(ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Participants to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right;
(vii) to prescribe the terms and conditions of each Stock Option, including, without limitation, the exercise price and medium of payment, to determine whether the Stock Option is to be an Incentive Stock Option or a Non-Statutory Option and to specify the provisions of the Stock Option agreement relating to such Stock Option; (viii) to prescribe the terms and conditions of each Stock Option and Purchase Right, including, without limitation, the purchase price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the stock option agreement or stock purchase agreement relating to such sale; (ix) to amend any outstanding Rights for the purpose of modifying the purchase price or exercise price, as the case may be, thereunder or otherwise, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine when a consultant's relationship with the Company is sufficient to constitute employment with the Company for purposes of the Plan; (xi) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; and (xii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

  (d) Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

  (e) The Committee. The Board may, in its sole and absolute discretion, from time to time delegate any or all of its duties and authority with respect to the Plan to a Committee of not less than two Non-Employee Directors to be appointed by and to serve at the pleasure of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of two Non-Employee Directors, the unanimous vote of its members, whether present or not, or by the written consent of the majority of its members or, in the case of a committee comprised of two Non-Employee Directors, the unanimous vote of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

                                   ARTICLE 4

                             STOCK SUBJECT TO PLAN

SECTION 4.1 STOCK SUBJECT TO THE PLAN.

  Subject to adjustment as provided in Article 8, the total number of shares of Stock reserved and available for issuance under the Plan shall be 4,646,601 shares. Shares reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

SECTION 4.2 UNEXERCISED RIGHTS.

  To the extent that any Rights expire or are otherwise terminated without being exercised, the shares underlying such Rights (and shares related thereto) shall be available for issuance in connection with future Rights under the Plan. Shares acquired by the Company upon exercise of Rights pursuant to Section 6.2(e) or Section 7.2(c) or Section 10.3 shall not increase the shares available for issuance under the Plan.

                                   ARTICLE 5

                                  ELIGIBILITY

  Officers, employees, former employees, consultants and Directors (if and only if he or she has by resolution of the Board been designated as an "eligible director") of the Company, any Parent or any Subsidiary who are responsible for or contribute to the management, growth or profitability of the business of the Company, any Parent or any Subsidiary shall be eligible to be granted Rights hereunder subject to limitations set forth on this Plan.

                                   ARTICLE 6

                                 STOCK OPTIONS

SECTION 6.1 GENERAL.

  Stock Options may be granted alone or in addition to other Rights granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option grants need not be the same with respect to each Optionee or each Stock Option granted. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Options.

SECTION 6.2 TERMS AND CONDITIONS OF STOCK OPTIONS.

  Each Stock Option granted pursuant to the Plan shall be evidenced by a written option agreement between the Company and the Optionee, which agreement shall comply with and be subject to the following terms and conditions:

  (a) Number of Shares. Each Stock Option agreement shall state the number of shares of Stock to which the Stock Options relates.

  (b) Type of Option. Each Stock Option agreement shall identify the portion (if any) of the Stock Option which constitutes an Incentive Stock Option.

  (c) Exercise Price. Each Stock Option agreement shall state the price at which shares subject to the Stock Option may be purchased (the "Exercise Price"), which shall with respect to Incentive Stock Options be not less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the Date of Grant. In the case of Non-Statutory Options, the Exercise price shall be determined in the sole discretion of the Administrator; provided, however, that the Exercise Price shall be no less than 85% of the Fair Market Value of the shares of Stock on the Date of Grant of the Non-Statutory Option. In the case of either an Incentive Stock Option or a Statutory Option granted to a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of such Fair Market Value.

  (d) Value of Shares. The Fair Market Value of the shares of Stock (determined as of the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Optionee under this Plan and all other incentive option plans of the Company and any Parent or Subsidiary shall not, in the aggregate, exceed $100,000 in any calendar year.

  (e) Medium and Time of Payment. The Exercise Price shall be paid in full, at the time of exercise, in cash or cash equivalents or, with the approval of the Administrator, in shares of Stock which have been held by the Optionee for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Exercise Price, or in a combination of cash and such shares, and may be effected in whole or in part
(i) with monies received from the Company at the time of exercise as a compensatory cash payment; or (ii) to the extent that the Exercise Price exceeds the par value of the shares so purchased, with monies borrowed from the Company in accordance with Section 10.5.

  (f) Term and Exercise of Stock Options. Stock Options shall be exercisable over the exercise period at the times the Administrator may determine, as reflected in the related Stock Option agreements. [THE STOCK OPTION AGREEMENTS SHALL PROVIDE THAT OPTIONEES SHALL HAVE THE RIGHT TO EXERCISE THE STOCK OPTIONS AT THE RATE OF AT LEAST 20% PER YEAR OVER 5 YEARS FROM THE DATE OF GRANT OF SUCH STOCK OPTIONS.] The exercise period of any Stock Option shall be determined by the Administrator, but shall not exceed ten years from the Date of Grant of the Stock Option. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the exercise period shall be determined by the Administrator, but shall not exceed five years from the Date of Grant of the Stock Option. The exercise period shall be subject to earlier termination as provided in Section 10.6. A Stock Option may be exercised, as to any or all full shares of Stock as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company.

                                   ARTICLE 7

                                PURCHASE RIGHTS

SECTION 7.1 GENERAL.

  Purchase Rights may be granted alone or in addition to other Rights under the Plan. Each sale of Stock under this Article 7 shall be evidenced by a stock purchase agreement between the Offeree and the Company in the form from time to time adopted by the Administrator and containing such terms and conditions which the Administrator deems appropriate; provided, that such terms and conditions are not inconsistent with the Plan. The provisions of the various stock purchase agreements entered into under the Plan need not be identical.

SECTION 7.2 TERMS AND CONDITIONS OF PURCHASE RIGHTS.

  Each Purchase Right granted pursuant to the Plan shall be evidenced by a written stock purchase agreement between the Company and the Offeree, which agreement shall comply with and be subject to the following terms and conditions:

  (a) Number of Shares. Each stock purchase agreement shall state the number of shares of Stock which may be purchased pursuant to such agreement.

  (b) Purchase Price. Each stock purchase agreement shall state the price at which the Stock subject to such purchase agreement may be purchased (the "Purchase Price"), which, with respect to Stock Purchase Rights, shall be determined in the sole discretion of the Administrator; provided, however, that the Purchase Price shall be no less than 85% of the Fair Market Value of the shares of Stock on either the Date of Grant or the Date of Purchase of the Purchase Right. In the case of a Purchase Right granted to a Ten Percent Stockholder, the Purchase Price shall not be less than 100% of the Fair Market Value of the shares of Stock on either the Date of Grant or the Date of the Purchase Right.

  (c) Medium and Time of Payment. The Purchase Price shall be paid in full, at the time of exercise, in cash or cash equivalent or, with the approval of the Administrator, in shares of Stock which have been held by the Offeree for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Purchase Price or in a combination of cash and cash equivalent and such shares, and may be effected in whole or in part (i) with monies received from the Company at the time of exercise as a compensatory cash payment; or (ii) to the extent the purchase price exceeds the par value of the shares so purchased, with monies borrowed from the Company in accordance with Section 10.5 of the Plan.

                                   ARTICLE 8

                                  ADJUSTMENTS

SECTION 8.1 EFFECT OF CERTAIN CHANGES.

  (a) Stock Dividends, Splits, Etc. If there is any change in the number of outstanding shares of Stock through the declaration of Stock dividends or through a recapitalization resulting in Stock splits, or combinations or exchanges of the outstanding shares, (i) the number of shares of Stock available for Rights, (ii) the number of shares covered by outstanding Rights and (iii) the Exercise Price or Purchase Price of any Stock Option or Purchases Right, in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

  (b) Liquidating Event. In the event of the proposed dissolution or liquidation of the Company, or in the event of any Corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "liquidating event"), the Administrator may provide that the holder of any Right then exercisable shall have the Right to exercise such Right (at the price provided in the Rights agreement) subsequent to the liquidating event, and for the balance of its term, solely for the kind and amount of shares of Stock and other securities, property, cash or any combination thereof receivable upon such liquidating event by a holder of the number of shares of Stock for or with respect to which such Right might have been exercised immediately prior to such liquidating event; or the Administrator may provide, in the alternative, that each Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days written notice of the date so fixed shall be given to each Rights holder and if such notice is given, each Rights holder shall have the right, during the period of 30 days preceding such termination, to exercise the Right as to all or any part of the shares of Stock covered thereby, without regard to any installment or vesting provisions in his or her Rights agreement, on the condition, however, that the liquidating event actually occurs; and if the liquidating event actually occurs, such exercise shall be deemed effective (and, if applicable, the Rights holder shall be deemed a stockholder with respect to the Rights exercised immediately preceding the occurrence of the liquidating event, or the date of record for stockholders entitled to share in such liquidating event, if a record date is set).

  (c) Merger or Consolidation. Each outstanding Right shall terminate upon a merger or consolidation in which the Company is not the surviving corporation, provided that (A) each Rights holder to whom no Rights have been tendered by the surviving corporation pursuant to the terms of item (B) immediately below shall have the right exercisable during a ten-day period ending on the fifth day prior to such merger or consolidation in which the Company is not the surviving corporation, to exercise his or her Rights in whole or in part, without regard to any installment provisions under his or her Rights agreement on the condition, however, that the merger or consolidation is actually effected; such exercise shall be deemed effective (and, if applicable, the Participant shall be deemed a stockholder with respect to the Rights exercised) immediately preceding the effective time of such merger or consolidation (on the date of record for stockholders entitled to share in the securities or property distributed in such merger or consolidation, if a record date is set); and (B) in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender to any Rights holder Rights with respect to the surviving corporation, and such new Rights shall contain such terms and provisions as shall substantially preserve the rights and benefits of any Rights then outstanding under this Plan.

  (d) Where Company Survives. Section 8.1(c) shall not apply to a merger or consolidation in which the Company is the surviving corporation, unless shares of Stock are converted into or exchanged for securities other than publicly-traded common stock, cash (excluding cash in payment for actual shares) or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive an amount of money payable by cash or cash equivalent or other property) of the shares of Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Administrator may provide that the holder of each Right then exercisable shall have the right to exercise such Right solely for the kind and amount of shares of Stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable upon such reclassification change, consolidation or merger by the holder of the number of shares of Stock for which such Right might have been exercised.

  (e) Surviving Corporation Defined. The determination as to which party to a merger or consolidation is the "surviving corporation" shall be made on the basis of the relative equity interests of the stockholders in the corporation existing after the merger or consolidation, as follows: if following any merger or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than fifty percent (50%) of the voting power of the corporation existing following the merger or consolidation, then for purposes of this Plan, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the stockholders of a corporation immediately after the merger or consolidation, of equity securities pursuant to this
Section 8.1(e), equity securities which the stockholders owned immediately before the merger or consolidation as stockholders of another party to the transaction shall be disregarded. Further, for purposes of this Section 8(e) only, outstanding voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

  (f) Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "Stock" within the meaning of the Plan.

  (g) Decision of Administrator Final. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an Incentive Stock Option.

  (h) No Other Rights. Except as hereinbefore expressly provided in this
Article 8, no Rights holder shall have any rights by reason of any subdivision or consolidation of shares of Stock or the payment of any dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any liquidating event, merger, or consolidation of assets or stock of another corporation, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and except as provided in this Article 8, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

  (i) No Rights as Stockholder. Except as specifically provided in this
Article 8, a Rights holder or a transferee of a Right shall have no rights as a stockholder with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 8.1.

                                   ARTICLE 9

                           AMENDMENT AND TERMINATION

  The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under any Right theretofore granted without such Participant's consent, or which without the approval of the stockholders would:

  (a) except as provided in Article 8, increase the total number of shares of Stock reserved for the purposes of the Plan;

  (b) materially increase the benefits accruing to Participants or Eligible Persons under the Plan; or

  (c) materially modify the requirements for eligibility under the Plan.

  The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Article 3, no such amendment shall impair the rights of any holder without his or her consent.

                                  ARTICLE 10

                              GENERAL PROVISIONS

SECTION 10.1 GENERAL RESTRICTIONS.

  (a) No View to Distribute. The Administrator may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

  (b) Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 10.2 OTHER COMPENSATION ARRANGEMENTS.

  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 10.3 WITHHOLDING TAXES.

  (a) Withholding Required. Each Participant shall, no later than the date as of which the value of a Right first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Right or its exercise. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Participant shall, to the extent permitted by law, have the right to request that the Company deduct any such taxes from any payment of any kind otherwise due to the Participant.

  (b) Withholding Right. The Administrator may, in its discretion, grant a Rights holder the right (a "Withholding Right") to elect to make such payment by irrevocably requiring the Company to withhold from shares issuable upon exercise of the Right that number of full shares of Common Stock having a Fair Market Value on the Tax Date (as defined below) equal to the amount (or portion of the amount) required to be withheld. The Withholding Right may be granted with respect to all or any portion of the Right.

  (c) Exercise of Withholding Right. To exercise a Withholding Right, the Rights holder must follow the election procedures set forth below, together with such additional procedures and conditions as may be set forth in the related Rights agreement or otherwise adopted by the Administrator:

    (i) The Rights holder must deliver to the Company his or her written notice of election (the "Election") to have the Withholding Right apply to all (or a designated portion) of his or her Right.

    (ii) If the Rights holder on the date of delivery of the Election to the Company was not a Section 16(b) Person, the following additional provisions will apply:

      (A) The Election must be delivered to the Company not less than 20 days before the date of exercise of the Right to which it relates;

      (B) unless disapproved by the Administrator as provided in Subsection
    (C) below, the Election once made will be irrevocable; and

      (C) no Election is valid unless the Administrator consents to the Election; the Administrator has the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Administrator has not consented to the Election on or prior to the date that the amount of tax to be withheld is, under applicable federal income tax laws, fixed and determined by the Company (the "Tax Date"), the Election will be deemed approved.

    (iii) If the Rights holder on the date of delivery of the Election to the Company is a Section 16(b) Person, the Rights Holder must, in addition to the requirements stated in Subsection (c)(ii) above, make the Election at such time and in such a manner, and do anything else necessary so that the exercise of the Withholding Right is exempt from Section 16(b) of the Exchange Act.

  (d) Effect. If the Administrator consents to an Election of a Rights Holder's Withholding Right, upon the exercise of the Right (or any portion thereof) to which the Withholding Right relates, the Company will withhold from the shares otherwise issuable that number of full shares of Stock having an actual Fair Market Value equal to the amount (or portion of the amount, as applicable) required to be withheld under applicable federal and/or state income tax laws as a result of the exercise.

SECTION 10.4 INDEMNIFICATION.

  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrators shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any one of them may be partly by reason of any action taken or failure to act under the Plan, and against all amounts paid by them in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

SECTION 10.5 LOANS.

  The Company may make loans to Optionees and Offerees as the Administrator, in its discretion, may determine in connection with the exercise of outstanding Stock Options and Purchase Rights granted under the Plan. Such loans shall (i) be evidenced by promissory notes entered into by the holders in favor of the Company; (ii) be subject to the terms and conditions set forth in this Section 10.5 and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine; and (iii) bear interest, if any, at such rate as the Administrator shall determine. In no event may the principal amount of any such loan exceed the Exercise Price or the Purchase Price less the par value of the shares of Stock covered by the Stock Option or Purchase Right, or portion thereof, exercised by the Optionee or Offeree. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and applicable interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator; provided, however, that the term of the loan, including extensions, shall not exceed 10 years. Unless the Administrator determines otherwise, when a loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

SECTION 10.6 SPECIAL TERMINATING EVENTS.

  If a Special Terminating Event occurs, all Rights theretofore granted to such Rights holder may, unless earlier terminated in accordance with their terms, be exercised by the Rights holder or by his or her estate or by a person who acquired the right to exercise such Right by bequest or inheritance or otherwise by reason of the death or Disability of the Rights holder, at any time within one year after the date of the Special Terminating Event. Notwithstanding the foregoing, an Incentive Stock Option shall only be exercisable at any time within three months after the date of Retirement or termination of employment of an Optionee.

SECTION 10.7 NON-TRANSFERABILITY OF RIGHTS.

  Rights granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and Rights may be exercised, during the lifetime of the Rights holder, only by the Rights holder or by his or her guardian or legal representative.

SECTION 10.8 REGULATORY MATTERS.

  Each Rights agreement shall provide that no shares shall be purchased or sold thereunder unless and until (A) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (B) if required to do so by the Company, the Optionee or Offeree shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

SECTION 10.9 RECAPITALIZATION.

  Each Stock Option and Purchase Right Agreement shall contain provisions required to reflect the provisions of Article 8.

SECTION 10.10 DELIVERY.

  Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

SECTION 10.11 OTHER PROVISIONS.

  The Rights Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

                                  ARTICLE 11

                            EFFECTIVE DATE OF PLAN

  The Plan shall become effective on the date on which the Plan is adopted by the Board, subject to approval by the Company's stockholders, which approval must be obtained within one year from the date the Plan is adopted by the Board.

                                  ARTICLE 12

                                 TERM OF PLAN

  No right shall be granted pursuant to the Plan on or after January 1, 2006, but Rights theretofore granted may extend beyond that date.

                                  ARTICLE 13

                         INFORMATION TO RIGHTS HOLDERS

  The Company will cause a report to be sent to each Right holder not later than 120 days after the end of each fiscal year. Such report shall consist of the financial statements of the Company for such fiscal year and shall include such other information as is provided by the Company to its Stockholders.

            [LETTERHEAD L.L. FRIEND, WEINRESS, FRANKSON & PRESSON]

March 31, 1997

Board of Directors
Styles on Video, Inc.
667 Rancho Canejo Boulevard
Newbury Park, CA 91320

Gentlemen:

  You have asked L.H. Friend, Weinress, Frankson & Presson, Inc. ("L.H. Friend") for our opinion as investment bankers as to the fairness, from a financial point of view, to the non-control shareholders of Styles on Video, Inc., a Delaware corporation ("SOV" or "the Company"), of the consideration to be received by the Company pursuant to the Asset Purchase Agreement dated January 31, 1997 (the "Agreement") whereby SOV is selling all the assets of its wholly-owned subsidiary, Forever Yours, Inc. ("FYI") to HASCO, Inc. for cash, a note and the assumption of certain liabilities (the "Transaction").

  The Agreement provides to the Company upon consummation of the Transaction, $3,253,060 in cash, assumption of approximately $215,000 in current FYI liabilities, $1,065,000 in a three year non-interest bearing note from HASCO, and the assumption of certain additional lease liabilities of FYI (the "Consideration") as Consideration for the sale of all the assets of FYI.

  As part of its investment banking business, L.H. Friend is continually engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have been engaged to act as financial advisors to the Company's Board of Directors in connection with the Transaction and to advise the Board of Directors as to the fairness of the Consideration, but we have not participated in the negotiations leading to the Agreement.

  You have requested our opinion as to whether the proposed Consideration is fair to the non-control shareholders of the Company from a financial point of view.

  In connection with formulating our opinion, we have, among other things:

    (a) Reviewed the Agreement;

    (b) Reviewed drafts of the Company's Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 1995; the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996; and the Company's preliminary proxy statement dated February 21, 1997;

    (c) Reviewed internal unaudited financial statements of FYI for the fiscal years ending December 31, 1996 and December 31, 1995 provided to us by the management of the Company;

    (d) Examined certain operating and financial information and financial projections of FYI provided to us by the management of the Company;

    (e) Analyzed publicly available financial and market data regarding certain companies in the digital photographic and photographic portrait industries and compared them to the Company's financial and market data;

    (f) Conducted limited interviews with certain members of the Company's management; and

    (g) Performed such other studies, analyses, inquires and investigations as we deemed appropriate.

  We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company and FYI, and that there has been no material change in the assets, financial condition and business prospects of the Company and FYI since the date of the most recent financial statements made available to us. L.H. Friend was not asked to verify the solvency or liquidity of SOV post-sale of FYI and therefore the opinion does not address this issue.

  We have not independently verified the accuracy and completeness of the information supplied to us and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company and FYI, or conducted any independent inquiry or investigation with respect to the Company and FYI or the Transaction. This opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

  This opinion is furnished solely for the benefit of the Company, its Board of Directors, and its non-control shareholders in connection with the Transaction, and may not be relied upon by any other person or for any other purpose without our express, prior, written consent. This opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this opinion and our engagement letter dated February 12, 1997, and subject to the understanding that the obligations of L.H. Friend in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of L.H. Friend shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any recipient of this opinion. The Company has also agreed to indemnify L.H. Friend for certain liabilities that may arise out of rendering this opinion.

  Our opinion is limited to the fairness, from a financial point of view, of the Consideration and does not address the Company's underlying business decision to effect the Transaction.

  As of the date hereof, based upon and subject to the foregoing, and based upon such other matters as we deemed relevant, it is our opinion that the Consideration is fair to the non-control shareholders of the Company from a financial point of view.

Very truly yours,

/s/ L.H. Friend, Weinress, Frankson & Presson, Inc.

L.H. FRIEND, WEINRESS, FRANKSON & PRESSON, INC.

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PROXY                        STYLES ON VIDEO, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS--JUNE 12, 1997

  The undersigned hereby appoints James E. O'Brien and Nancy H. Galgas, and each of them, proxies with power of substitution each, for and in the name of the undersigned to vote all shares of Common Stock of Styles On Video, Inc., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote at the Company's 1997 Annual Meeting of Stockholders (the "Meeting"), and at any adjournments thereof, upon the matters set forth in the Notice of the Meeting as stated hereon, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting.

  The undersigned acknowledges receipt of the Notice of the Meeting and the accompanying Proxy Statement and Annual Report.

          THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5
            Please mark your vote as indicated in this example: [X]

1. Election of Directors Below.

   NOMINEES:                                  FOR  WITHHELD ABSTAIN

   John A. Edling                             [_]     [_]     [_]
   Ann Ehringer                               [_]     [_]     [_]

2. Approve and adopt a proposal to amend
   the Company's Certificate of
   Incorporation to effect a one-for-ten
   reverse stock split.                       [_]     [_]     [_]


3. Adopt the Company's 1996 Incentive
   Stock Option Plan.                         [_]     [_]     [_]

4. Ratify the appointment of Corbin &
   Wertz as the Company's independent
   auditors for fiscal 1995, 1996 and
   1997.                                      [_]     [_]     [_]

5. Approve the sale of substantially all
   of the operating assets of Forever
   Yours, Inc. to Hasco International, Inc.   [_]     [_]     [_]

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THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE AND
FOR PROPOSALS 2, 3, 4 AND 5 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                            Date: _____________________________

                                            ___________________________________
                                                         (Signature)

                                            ___________________________________
                                                         (Signature)

                                            NOTE: Please sign as name appears
                                                  hereon. Joint owners should
                                                  each sign.  When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such.

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